SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PIER 1 IMPORTS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 ANNUAL REPORT

Notice of Annual Meeting of Shareholders

PROXY STATEMENT

100 Pier 1 Place

Fort Worth, Texas 76102

May 12, 2016

Dear Shareholder:

The board of directors and management cordially invite you to attend Pier 1 Imports’ annual meeting of shareholders to be held at 10:00 a.m., local time, on Thursday, June 23, 2016, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102. The formal notice of the annual meeting of shareholders and proxy statement are attached.

Pier 1 Imports has chosen to furnish its proxy statement and annual report to its shareholders over the Internet, as allowed by the rules of the Securities and Exchange Commission. Rather than mailing paper copies, we believe that this e-proxy process will expedite shareholder receipt of the materials, lower Pier 1 Imports’ expenses associated with this process and eliminate unnecessary printing and paper usage. As a shareholder of Pier 1 Imports, you are receiving by mail (or electronic mail) a Notice of Internet Availability of Proxy Materials (“Notice”), which will instruct you on how to access and review the proxy statement and annual report over the Internet. The Notice will also instruct you how to vote your shares over the Internet. Shareholders who would like to receive a paper copy of the Pier 1 Imports proxy statement and annual report, free of charge, should follow the instructions on the Notice. Shareholders who request paper copies will also receive a proxy card or voting instruction form to allow them to vote their shares by mail in addition to over the Internet or by telephone.

It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your shares by following the instructions in the Notice. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. See the response to the question “How do I vote?” in the proxy statement for a more detailed description of voting procedures and the response to the question “Do I need an admission ticket to attend the annual meeting?” in the proxy statement for our procedures for admission to the meeting.

Sincerely,

Alexander W. Smith President and Chief Executive Officer	Terry E. London Chairman of the Board

100 Pier 1 Place

Fort Worth, Texas 76102

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

To Be Held June 23, 2016

Notice is hereby given that the annual meeting of shareholders of Pier 1 Imports, Inc., a Delaware corporation (“Pier 1 Imports”), will be held on Thursday, June 23, 2016, at 10:00 a.m., local time, at Pier 1 Imports’ corporate headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102 for the following purposes, as more fully described in the accompanying proxy statement:

(1)	to elect as directors the nine nominees named in the accompanying proxy statement to hold office until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	to vote to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement under the caption “Compensation;” and

(3)	to vote to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017.

In their discretion, the proxies are authorized to vote, as described in the accompanying proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on April 25, 2016, are entitled to receive notice of and to vote their shares at, the annual meeting.

Pier 1 Imports is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. Pier 1 Imports believes that this process allows it to provide you with the information you need while lowering the costs associated with the annual meeting. You are cordially invited to attend the annual meeting in person. However, to ensure that your vote is counted at the annual meeting, please vote as promptly as possible.

By order of the board of directors,

Michael A. Carter

Executive Vice President, Compliance and General Counsel, Secretary

May 12, 2016

Fort Worth, Texas

100 Pier 1 Place

Fort Worth, Texas 76102

VOTING INFORMATION

Who is entitled to vote at the annual meeting?

Holders of Pier 1 Imports common stock at the close of business on April 25, 2016, are entitled to vote their shares at the annual meeting. As of that date, there were 83,786,950 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

How do I vote?

You may vote using any of the following methods:

•	By Internet

If you are a shareholder of record, you will need the control number included on the Notice to access the proxy materials. Follow the instructions in the Notice to vote your shares electronically over the Internet. Voting over the Internet authorizes the proxies approved by the board of directors and named in the proxy card to vote your shares in the same manner as if you marked, signed, and returned a proxy card. If you are a beneficial owner of shares, you may vote your shares electronically over the Internet by following the instructions sent to you by your broker, bank or other intermediary.

•	By mail

If you are a shareholder of record, you may request printed copies of the proxy materials from Pier 1 Imports by following the instructions on the Notice, which will include a proxy card. If you are a beneficial owner of shares, you may vote your shares by mail by following the instructions sent to you by your broker, bank or other intermediary. Be sure to complete, sign and date the proxy card or voting instruction form and return it in the prepaid envelope.

•	By telephone

If you are a shareholder of record, you may vote your shares telephonically by calling the toll-free number that is referenced in the proxy materials available over the Internet or by mail. Voting by telephone authorizes the proxies approved by the board of directors and named in the proxy card to vote your shares in the same manner as if you marked, signed, and returned a proxy card. If you are a beneficial owner of shares, you may vote your shares telephonically by following the instructions sent to you by your broker, bank or other intermediary.

•	In person at the annual meeting

All shareholders of record may vote in person at the annual meeting. You can request a ballot at the meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other intermediary and present it to the inspector of election with your ballot to be able to vote at the annual meeting.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 22, 2016. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other intermediary. Pier 1 Imports therefore recommends that you follow the voting instructions in the materials provided to you by your broker, bank or other intermediary. If you vote over the Internet or by telephone, you do not have to return a proxy card or voting instruction form. If you are located outside the U.S. and Canada, please use the Internet or mail voting methods. Your vote is important. Your timely response can save Pier 1 Imports the expense of attempting to contact you regarding your vote.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	1

VOTING INFORMATION

Roadmap of Voting Matters

Shareholders will be asked to vote on the following proposals:

Board Recommendation
Proposal No. 1 – Election of Directors (page 3)
The board of directors believes that the nine director nominees possess the qualifications to provide effective leadership and should hold office until the next annual meeting of shareholders and until their successors are elected and qualified.	FOR each Director Nominee
Proposal No. 2 – Advisory Approval of Executive Compensation (page 18)
Pier 1 Imports is seeking a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion below under the caption “Compensation.”	FOR
Proposal No. 3 – Ratification of Engagement of Ernst & Young LLP (page 48)
The board of directors and audit committee are seeking ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017.	FOR

In their discretion, the proxies are authorized to vote, as described in this proxy statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Additional Information

Please see the Questions and Answers section beginning on page 49 for important information about the proxy materials, voting, the annual meeting, Pier 1 Imports documents, and communications.

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GOVERNANCE

The board of directors believes that good corporate governance is a prerequisite to achieving business success. Pier 1 Imports’ board of directors has adopted written corporate governance guidelines and policies designed to strengthen Pier 1 Imports’ corporate governance. Pier 1 Imports’ Corporate Governance Guidelines include information related to the board’s role and responsibilities, director qualifications and standards for determining whether a director is independent. Each standing committee of the board of directors has adopted a charter, which sets forth the role and responsibilities of the respective committee. In addition, Pier 1 Imports has adopted a Code of Business Conduct and Ethics applicable to all of its directors, officers and employees, including Pier 1 Imports’ chief executive officer, chief financial officer and principal accounting officer. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and the Code of Business Conduct and Ethics at least annually, and recommending any proposed changes to the full board for approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation, and nominating and corporate governance committees are available on Pier 1 Imports’ web site at www.pier1.com by selecting “About” on the home page and linking through the “Investor Relations” page. The Code of Business Conduct and Ethics may be amended, modified or waived by the board of directors, and waivers may also be granted by the nominating and corporate governance committee, subject to the disclosure and other provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules thereunder and the applicable rules of the New York Stock Exchange (“NYSE”).

PROPOSAL NO. 1 – Election of Directors

The shareholders will vote to elect as directors the nine nominees named below at the annual meeting of shareholders. Those elected will serve on the board of directors until the next annual meeting of shareholders and until their successors are elected and qualified. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated each person listed below to stand for election. Although Pier 1 Imports does not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board of directors may reduce its size or choose a substitute for that nominee.

In order to be elected, a nominee for director must receive the affirmative vote of a majority of the votes cast with respect to such nominee by the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes cast “For” a nominee exceeds the number of votes cast “Against” the nominee. Abstentions and broker non- votes are not considered as votes cast.

All incumbent directors were required to deliver an irrevocable pre-election resignation to the corporate secretary prior to the filing of this proxy statement with the Securities and Exchange Commission (“SEC”). If a director fails to receive an affirmative majority of the votes cast for his or her election, the nominating and corporate governance committee, or other committee of independent directors designated by the board, will determine whether to accept such resignation in accordance with the bylaws of Pier 1 Imports.

Board Member Qualification Criteria

The board of directors has adopted Board Member Qualification Criteria, which are contained in the Corporate Governance Guidelines, that set out the attributes and qualifications considered by the nominating and corporate governance committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.

The committee believes that the board of directors should be comprised of individuals who have achieved a high level of distinction in business, education or public service. As a group, the board of directors should possess a diverse and broad range of skills, perspectives and experience relevant to Pier 1 Imports’ business, such as:

•	accounting and financial literacy;

•	general knowledge of the retail industry;

•	information technology experience;

•	international business experience; and

•	chief executive officer, chief financial officer or other senior management experience.

Although the Board Member Qualification Criteria do not contain a specific policy addressing diversity, the nominating and corporate governance committee considers whether each nominee complements and lends to a diverse and broad range of skills, perspectives and experience required of Pier 1 Imports’ board of directors.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	3

GOVERNANCE

Nominees for Director

The nominating and corporate governance committee believes the nine nominees possess the primary qualities and characteristics the nominating and corporate governance committee looks for in nominees for director. The specific experiences, qualifications, attributes and skills of each individual which support her or his nomination are included in the individual discussions below. The following illustration shows the average age, tenure, and gender breakdown for the group of nominees.

The board of directors unanimously recommends a vote “For” the election of each of the following nominees as a director.

CLAIRE H. BABROWSKI

Ms. Babrowski brings to the board experience in key leadership roles in leading global and domestic multi-unit companies. She possesses significant experience in operations, finance, and international and general management, as well as global exposure.

Director Since: 2011 Age: 58 Committees: Audit, Nominating and Corporate Governance (Chair) Other Company Boards: Delhaize Group

❖

Retail Executive Experience:

Ms. Babrowski most recently served as executive vice president and chief operating officer of Toys “R” Us, Inc. from 2007 to 2010. From 2005 to 2006, Ms. Babrowski worked for RadioShack Corporation serving as executive vice president and chief operating officer, and then president, chief operating officer and acting chief executive officer. She began her career at McDonald’s Corporation, spending 30 years in various roles and eventually serving as senior executive vice president and chief restaurant operations officer.

❖

Director Experience:

Ms. Babrowski currently serves as a director, audit committee member, and nominating and corporate governance committee member of Delhaize Group, a Belgian company whose American Depository Receipts are traded on the NYSE and whose ordinary shares are traded on the NYSE Euronext in Brussels. Ms. Babrowski previously served as a director and chairman of Chipotle Mexican Grill, Inc. She also previously served on the board of managers of QCE Finance LLC, which is the ultimate parent company of Quiznos, from February 2012 through May 2014, including serving as the chair of its operations and development committee and serving on the marketing committee.

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GOVERNANCE

CHERYL A. BACHELDER

Ms. Bachelder is a restaurant industry executive who brings to the board over 30 years of brand building, operations and public company management experience.	Director Since: 2012 Age: 60 Committees: Compensation (Chair) Other Company Boards: Popeyes Louisiana Kitchen, Inc.

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Retail Executive Experience:

Ms. Bachelder has served as chief executive officer of Popeyes Louisiana Kitchen, Inc. since November 1, 2007 and served as president from November 2007 through February 2012. From January 2001 to September 2003, she served as the president and chief concept officer for KFC Corporation in Louisville, Kentucky. From June 1995 to December 2000, Ms. Bachelder served as vice president, marketing and product development for Domino’s Pizza, Inc.

❖

Director Experience:

Ms. Bachelder has served on the board of Popeyes Louisiana Kitchen, Inc. since November 2006 and served on the board of True Value Corporation from July 2006 through February 2013.

HAMISH A. DODDS

Mr. Dodds brings to the board over 30 years of executive experience in the shipping, retail, consumer goods and hospitality industries and has lived and worked in Europe, the Middle East, Africa, South America and the United States, gaining extensive international experience in finance, franchising, joint ventures and brand management.	Director Since: 2011 Age: 59 Committees: Audit, Nominating and Corporate Governance Other Company Boards: None currently

❖

Entertainment and Consumer Goods Executive Experience:

As president and chief executive officer for Hard Rock International since 2004, Mr. Dodds oversees the strategic development and operations of restaurants, hotels, casinos and live music venues across 69 countries. Mr. Dodds has served as the chief executive officer of CabCorp and as division president for PepsiCo Beverages covering South America, Central America, and the Caribbean.

❖	Director Experience: Previously Mr. Dodds served as a board member and compensation committee member for CabCorp.
❖

Other Relevant Experience:

Mr. Dodds is a fellow member of the Institute of Chartered Management Accountants and has served in a variety of general management and financial positions for PepsiCo, The Burton Group (now Arcadia Group) in the United Kingdom, and Overseas Containers, Ltd.

BRENDAN L. HOFFMAN

Mr. Hoffman brings to the board a broad retail background including experience in direct marketing, fulfillment and e-Commerce operations.	Director Since: 2011 Age: 47 Committees: Audit Other Company Boards: Vince Holding Corp.

❖

Retail Executive Experience:

Mr. Hoffman serves as the chief executive officer of Vince Holding Corp. following his appointment in October 2015. From February 2012 to September 2014, Mr. Hoffman served as president and chief executive officer of the Bon-Ton Stores, Inc. From October 2008 to February 2012, Mr. Hoffman served as president and chief executive officer of Lord & Taylor, a division of Hudson’s Bay Trading Company. Prior to that, Mr. Hoffman served six years as president and chief executive officer of Neiman Marcus Direct, where he oversaw the growth of neimanmarcus.com and the launch and growth of bergdorfgoodman.com.

❖	Director Experience: Mr. Hoffman serves as a director of Vince Holding Corp.
❖

Other Relevant Experience:

Mr. Hoffman held previous positions as vice president of Last Call Clearance Division at Neiman Marcus Stores, divisional merchandise manager of Bergdorf Goodman, Inc., a subsidiary of the Neiman Marcus Group, and divisional merchandise manager of Lord & Taylor, where he began his retail career in the executive training program. Mr. Hoffman also serves on the advisory board of the Jay H. Baker Retailing Initiative at The Wharton School and as a trustee of Phoenix House.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	5

GOVERNANCE

TERRY E. LONDON

Mr. London served as the non-executive chairman of the board in fiscal 2016 and provides the board with significant finance, accounting, media, and public company board knowledge and experience.	Director Since: 2003 Non-Executive Chairman of the Board Age: 66 Committees: Compensation Other Company Boards: Johnson Outdoors, Inc.

❖

Entertainment Executive Experience:

Mr. London served as the chairman of the London Broadcasting Company, Inc. until July 2015. Earlier in his career, Mr. London served as president and chief executive officer, chief financial officer, and chief operating officer of Gaylord Entertainment Company.

❖

Director Experience:

Mr. London currently serves as a director of Johnson Outdoors, Inc. and previously served as a director of Bass Pro Shops, Inc. In his role as director on other boards, Mr. London has served as the chairman of the audit committee and member of the compensation committee.

❖	Other Relevant Experience: Mr. London is a certified public accountant and was voted the Broadcaster of the Year in 2011 by the Texas Association of Broadcasters.

CYNTHIA P. MCCAGUE

Ms. McCague is a soft drink industry executive who brings to the board over 35 years of human resources and public company leadership experience. Her deep and broad global experience in consumer products gives the board perspective on developing, marketing, merchandising and selling products in a fast moving consumer goods environment, as well as on strategy, talent and organizational development.	Director Since: 2013 Age: 65 Committees: Compensation, Nominating and Corporate Governance Other Company Boards: None currently

❖	Consumer Goods Executive Experience: Ms. McCague served as senior vice president, global human resources for The Coca-Cola Company, retiring in 2010 after a 28-year career.
❖	Director Experience: Ms. McCague previously served on the board of directors of Monster Worldwide, Inc. from May 2010 through May 2014, including serving on its compensation committee.
❖

Other Relevant Experience:

Prior to her role as senior vice president for The Coca-Cola Company, Ms. McCague led the Human Resources functions for Coca Cola Beverages, listed on the London Stock Exchange, and Coca-Cola Hellenic, listed on the Athens, Greece Stock Exchange.

MICHAEL A. PEEL

Mr. Peel brings to the board extensive human resources and broad business expertise and public company board experience.	Director Since: 2013 Age: 66 Committees: Compensation, Nominating and Corporate Governance Other Company Boards: Select Comfort Corporation

❖

Consumer Goods Executive Experience:

Mr. Peel was elected a Yale University Officer in October 2008 and currently serves as vice president, human resources and administration. Previously Mr. Peel spent 17 years at General Mills, a global manufacturer and marketer of consumer food products, where he was last executive vice president of human resources and global business services. Mr. Peel originally joined General Mills as senior vice president, worldwide human resources in 1991. From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, Inc., including as senior vice president, human resources for PepsiCo Worldwide Foods from 1987 to 1991, and as senior vice president, human resources for the Pepsi-Cola Bottling Group from 1984 to 1987.

❖

Director Experience:

Mr. Peel has served on the board of directors of Select Comfort Corporation since 2003, previously serving as chair of its compensation and management development committee, and is currently serving as chair of its corporate governance and nominating committee.

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GOVERNANCE

ANN M. SARDINI

Ms. Sardini’s 20 plus years serving in senior financial management positions for branded consumer products and media companies brings an extensive, multi-faceted experience to the board.	Director Since: 2013 Age: 66 Committees: Audit (Chair) Other Company Boards: TreeHouse Foods, Inc. Ideal Protein

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Retail and Other Executive Experience:

From 2002 until her retirement in 2012, Ms. Sardini served as the chief financial officer of Weight Watchers International, Inc. She served as chief financial officer of Vitamin Shoppe.com, Inc. from 1999 to 2001, and as executive vice president and chief financial officer for the Children’s Television Workshop from 1995 to 1999. In addition, Ms. Sardini held finance positions ranging from controller to chief financial officer at QVC, Inc., Chris Craft Industries, and the National Broadcasting Company.

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Director Experience:

Ms. Sardini currently serves on the board of directors of TreeHouse Foods, Inc. where she is lead independent director and serves on its compensation committee, and where she previously served as audit committee chair and as a member of its nominating and governance committee. Since January of 2016, Ms. Sardini has served as a director and audit committee chair of Ideal Protein, a privately held company.

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Other Relevant Experience:

Currently, Ms. Sardini serves in a consulting and advisory capacity to early and mid-stage companies and private equity firms. Ms. Sardini also currently serves on the advisory boards of Learnvest.com and the Promise Project Fund for the City of New York.

ALEXANDER W. SMITH

Mr. Smith has served on the board since joining Pier 1 Imports as president and chief executive officer in February 2007 and brings over 40 years of retail and international branding experience.	Director Since: 2007 Age: 63 Committees: None Other Company Boards: Tumi Holdings, Inc.

❖

Retail and Other Executive Experience:

Prior to joining Pier 1 Imports, Mr. Smith served as Group President of the TJX Companies, Inc., where he oversaw the operations and development of Home Goods, Marshalls, and TJ Maxx plus a number of corporate functions. He was instrumental in the development of the TK Maxx stores in Great Britain and ran its international operations.

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Director Experience:

Mr. Smith has served as a director of Tumi Holdings, Inc. since December 2013, including service as chairman of its nominating and corporate governance committee and a member of its audit committee. Mr. Smith has also served as a director of Papa John’s International, Inc., including service as chairman of its compensation committee and as a member of its audit committee.

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Other Relevant Information:

Mr. Smith’s employment agreement provides that Pier 1 Imports will use its reasonable efforts to cause Mr. Smith to be nominated for election to the board of directors at each annual meeting of shareholders of Pier 1 Imports held during his employment period, and to cause the board of directors to recommend his election to the shareholders of Pier 1 Imports.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	7

GOVERNANCE

Board Leadership Structure

Pier 1 Imports’ bylaws require that the directors elect annually from among themselves a chairman of the board. The bylaws, however, grant the board of directors discretion as to whether the chairman of the board is an employee or an officer of Pier 1 Imports. A non-officer, non-employee elected as chairman of the board is designated as the “non-executive” chairman of the board. Pier 1 Imports’ Corporate Governance Guidelines contain general guidance that the positions of chairman of the board and chief executive officer should be held by separate individuals and that the chairman of the board should be a “non-executive.” Provisions are made in the guidelines for an independent lead director if the roles of chairman of the board and chief executive officer are combined.

During the last fiscal year, the chairman of the board and chief executive officer roles were held by separate individuals, and the chairman of the board was a “non-executive” since he was neither an employee nor an officer of Pier 1 Imports. Currently, the chairman of the board is a non-executive. This structure of separate individuals holding these positions focuses board leadership and company leadership in separate and distinct individuals. Each leader can direct her or his respective group on the objectives at hand while at the same time developing and implementing strategies and financial and operational policies that affect the short- and long-term value of Pier 1 Imports.

Director Nomination Process

Internal Process for Identifying Candidates

Members of the nominating and corporate governance committee or other Pier 1 Imports’ directors or executive officers may, from time to time, identify potential candidates for nomination for election to Pier 1 Imports’ board of directors. The committee typically considers candidates for nomination to Pier 1 Imports’ board of directors in March (the first month of the fiscal year) of each year. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of Pier 1 Imports’ Corporate Governance Guidelines, the Board Member Qualification Criteria and the projected needs of the board of directors at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

The nominating and corporate governance committee will consider candidates recommended by shareholders for nomination for election to Pier 1 Imports’ board of directors. In order for a candidate recommended by a shareholder to be considered by the committee for inclusion as a nominee for director at the 2017 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must consent to and be expressly interested in and willing to serve as a Pier 1 Imports director. The committee will then consider the independence of the candidate and evaluate the candidate in light of Pier 1 Imports’ Corporate Governance Guidelines and Board Member Qualification Criteria described above.

A shareholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee for inclusion as a nominee for director at the 2017 annual meeting of shareholders should forward by certified or express mail the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the chair of the nominating and corporate governance committee, in care of the corporate secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102. To be properly considered by the committee, Pier 1 Imports’ corporate secretary must receive the recommendation and all required information no later than 5:00 p.m., local time, on January 12, 2017.

The corporate secretary will send properly submitted shareholder recommendations to the chair of the nominating and corporate governance committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations at Annual Meeting

Pier 1 Imports’ bylaws also permit a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated for election by the board of directors through the process described above if the shareholder complies with the shareholder criteria, advance notice, shareholder and nominee information, consent and other provisions contained in the bylaws governing shareholder nominations of candidates for election to the board of directors. To comply with these provisions of Pier 1 Imports’ bylaws, a shareholder who wishes to nominate a director for election at the 2017 annual meeting of shareholders must provide Pier 1 Imports written notice in proper form accompanied by the requisite materials and information no earlier than February 23, 2017 and no later than March 25, 2017. You may contact Pier 1 Imports’ corporate secretary to obtain the specific information that must be provided with the advance notice.

No shareholder recommended an individual for nomination for election to the board of directors at Pier 1 Imports’ 2016 annual meeting of shareholders, and no shareholder gave Pier 1 Imports advance written notice that the shareholder intends to nominate a person for election to the board of directors at the 2016 annual meeting of shareholders.

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GOVERNANCE

Committees of the Board of Directors and Risk Oversight

The standing committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee functions pursuant to a charter that is available on Pier 1 Imports’ web site at www.pier1.com by selecting “About” on the home page and linking through the “Investor Relations” page. The following is a brief description of the roles and responsibilities of each committee:

Audit Committee. The audit committee’s purpose is to:

•	assist the board of directors with oversight of:

➢	the integrity of Pier 1 Imports’ financial statements,

➢	Pier 1 Imports’ system of internal control,

➢	Pier 1 Imports’ compliance with legal and regulatory requirements,

➢	Pier 1 Imports’ independent registered public accounting firm’s qualifications and independence (including the hiring, compensation and retention of such firm), and

➢	the performance of Pier 1 Imports’ internal audit function;

•	prepare the audit committee report that is included in this proxy statement; and

•	discuss the guidelines and policies governing the process by which risk assessment and management is undertaken by Pier 1 Imports.

As part of fulfilling its role in discussing the guidelines and policies governing the process by which risk assessment and management is undertaken by Pier 1 Imports, the audit committee receives periodic reports from Pier 1 Imports’ management on Pier 1 Imports’ assessment and management of identified risks. The audit committee updates the board of directors as needed on those risks. From time to time the entire board, another committee of the board or a specially designated committee of the board may assist the audit committee in this process.

Each member of the audit committee is independent pursuant to the NYSE independence requirements. The board of directors has determined that each member is an audit committee financial expert, as defined by the SEC, and therefore has accounting or related financial management expertise and is financially literate within the meaning of NYSE listing standards.

Compensation Committee. The compensation committee’s purpose is to:

•	develop, review, approve and modify Pier 1 Imports’ compensation philosophy as necessary to achieve Pier 1
Imports’ overall business strategies and goals, attract and retain key executives, link compensation to organizational performance and provide competitive compensation opportunities;

•	discharge (except to the extent otherwise governed by an existing employment contract or other arrangement approved by the board of directors or compensation committee) the board of directors’ responsibilities relating to compensation of Pier 1 Imports’ non-employee directors, chief executive officer, executive officers, and other senior officers who report directly to Pier 1 Imports’ chief executive officer;

•	establish, oversee and administer (except to the extent delegated in a governing plan document or otherwise) the policies and plans that govern the components of the compensation of those individuals, including, but not limited to, cash, equity, short- and long-term incentives, bonus, special or supplemental benefits, and perquisites; and

•	review periodic reports provided by management regarding leadership continuity and organizational development and provide input to ensure that initiatives focused on leadership development, retention and succession planning are successfully implemented.

The compensation committee may retain outside compensation consulting firms to assist in the evaluation of executive officer and non-employee director compensation, and has the authority to obtain advice and assistance from independent legal counsel and other compensation advisers.

The compensation committee and board of directors believe that Pier 1 Imports’ proven success has resulted, in large part, from its ability to successfully attract, motivate and retain a qualified executive management team and that its future success will depend on its ability to continue to do so. Accordingly, Pier 1 Imports’ overall compensation philosophy is to structure its executive program to attract and retain highly skilled and motivated individuals who will lead Pier 1 Imports to successful performance and create shareholder value. Pier 1 Imports accomplishes this by creating total compensation packages that are competitive in the retail industry, fair and equitable among its executives and provide strong incentives for the long-term success and performance of Pier 1 Imports. The compensation committee will continue to administer and develop Pier 1 Imports’ compensation programs in a manner designed to achieve these objectives. The compensation committee also believes that the total compensation opportunity provided for the executive officers must be evaluated against the compensation of comparable peer group companies.

Base salary and short- and long-term incentive compensation recommendations for the executive officers are typically presented to the compensation committee at one or more of the committee’s meetings prior to the beginning of the fiscal year and during the first month of the fiscal year. The presentations include recommendations by Pier 1 Imports’ chief executive officer,

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GOVERNANCE

human resources compensation group, or both, on those elements of compensation, plus recommended plan design changes, if any, and a summary of all proposed awards to all eligible levels of management. The presentations may also include survey data from a peer group of retail companies for the compensation committee’s consideration along with studies and recommendations from outside compensation consultants. At the meeting during the first month of the fiscal year, the compensation committee and board of directors consider for approval the fiscal year compensation with a targeted effective date generally in April. Implementation of short- and long-term incentive compensation for the year occurs after approval by the compensation committee and board of directors.

The compensation committee retained Willis Towers Watson (formerly Towers Watson) as its executive compensation consultant for fiscal 2016. In its role as executive compensation consultant to the compensation committee, Willis Towers Watson reported directly and was accountable to the compensation committee. Willis Towers Watson provided market data and recommendations to the compensation committee for fiscal 2016 regarding base salary, short- and long-term incentive elements of total executive compensation, and other services as directed by the committee. The market data was from a peer group of specialty retailers, all of which were publicly traded at the time the market data was provided, in addition to data provided by the Towers Watson 2014 Compensation Data Bank (CDB) Retail/Wholesale Services Executive Database. Willis Towers Watson did not provide any other services to Pier 1 Imports during fiscal 2016, other than providing non-customized survey data used by management to evaluate employee compensation.

In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Willis Towers Watson has provided the compensation committee with a letter confirming its independence and the independence of its respective partners, consultants and employees who advise the compensation committee on executive compensation matters.

In addition to the compensation committee consultant described above, Pier 1 Imports’ management may, from time to time, retain an outside consultant for assistance and guidance in the formulation of new compensation programs and retirement plans and the modification of existing compensation programs and retirement plans. For fiscal 2016, Pier 1 Imports’ management did not retain an outside consultant to recommend the amount or form of executive or non-employee director compensation.

Each member of the compensation committee is independent pursuant to the NYSE independence requirements.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for considering and making recommendations to the board of directors regarding nominees for election as directors to the board and the membership of the various board of directors’ committees. The nominating and corporate governance committee is also responsible for overseeing corporate governance matters, including the Pier 1 Imports, Inc. Corporate Governance Guidelines described above on page 3. Each member of the nominating and corporate governance committee is independent pursuant to the NYSE independence requirements.

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Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

In fiscal 2016, each director attended at least 75% of the total number of board of directors meetings and meetings of the board of directors standing committee or committees on which he or she served and that were held during the time of his or her service as a director and/or committee member. Although Pier 1 Imports has no formal policy on the matter, all directors are encouraged to attend Pier 1 Imports’ annual meeting of shareholders. All directors then serving attended the 2015 Pier 1 Imports annual meeting of shareholders. Committee memberships, the number of meetings of the full board and each standing committee, and each director’s dates of service for fiscal 2016 are shown in the table below.

NAME	BOARD OF DIRECTORS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Claire H. Babrowski 03/01/2015 to 02/27/2016	Member	Member		Chair
Cheryl A. Bachelder 03/01/2015 to 02/27/2016	Member		Chair
Hamish A. Dodds 03/01/2015 to 02/27/2016 06/25/2015 to 02/27/2016	Member	Member		Member
Brendan L. Hoffman 03/01/2015 to 02/27/2016	Member	Member
Terry E. London 03/01/2015 to 02/27/2016	Non-Executive Chairman		Member
Cynthia P. McCague 03/01/2015 to 02/27/2016	Member		Member	Member
Michael A. Peel 03/01/2015 to 02/27/2016	Member		Member	Member
Ann M. Sardini 03/01/2015 to 02/27/2016	Member	Chair
Alexander W. Smith 03/01/2015 to 02/27/2016	Member
Number of Meetings in Fiscal 2016	8	12	11	7

Director Independence and Related Person Transactions

Independence Considerations

It is Pier 1 Imports’ policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent directors. To be considered independent, a director must satisfy both the subjective and objective independence requirements established by the NYSE. In assessing independence under the subjective test, the board of directors takes into account the standards in the objective tests, and reviews and discusses additional information provided by the directors and Pier 1 Imports with regard to each director’s business and personal activities as they may relate to Pier 1 Imports and Pier 1 Imports’ management. Based on the foregoing, as required by NYSE rules, the board of directors makes a subjective determination as to each independent director that no material relationship exists with Pier 1 Imports. The board of directors will broadly consider all relevant facts and circumstances relating to a director in determining whether that director is independent.

Based on the NYSE independence requirements, the board of directors has determined that eight of the nine current members of the board of directors are independent. They are Ms. Babrowski, Ms. Bachelder, Mr. Dodds, Mr. Hoffman, Mr. London, Ms. McCague, Mr. Peel, and Ms. Sardini. Pier 1 Imports’ president and chief executive officer, Alexander W. Smith, is the ninth member of the board of directors. Independence for the non-employee directors was considered under both the subjective and objective standards of the NYSE. In other words, none of the non-employee directors were disqualified from independent status under the objective standard, and each non-employee director was determined not to have a material relationship with Pier 1 Imports under the subjective standard.

Related Person Transaction Policies and Procedures

As part of its Code of Business Conduct and Ethics, Pier 1 Imports’ board of directors has adopted written Related Person Transaction Policies and Procedures that are administered by the nominating and corporate governance committee. Pier 1 Imports’ Code of Business Conduct and Ethics is available on its website at www.pier1.com by selecting “About” on the home page and linking through the “Investor Relations” page. The policy applies to any transaction or series of transactions in which Pier 1 Imports is a participant, the

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GOVERNANCE

amount involved exceeds $120,000 annually and a

related person has a direct or indirect material interest. The policy defines a “related person” as any (a) person who is or was (since the beginning of the last fiscal year for which Pier 1 Imports has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as director, (b) greater than 5% beneficial owner of Pier 1 Imports common stock, or (c) immediate family member of any of the foregoing.

Transactions that fall within the policy (“interested transactions”) will be reviewed by the committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve the interested transaction and will approve only those interested transactions that are believed to be in the best interest of Pier 1 Imports.

The policy provides that certain interested transactions are deemed to be pre-approved, even if the aggregate amount involved will exceed $120,000. Those interested transactions are: (a) employment of executive officers, (b) director compensation, (c) certain transactions with other companies if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s total annual revenues, (d) certain charitable contributions by Pier 1 Imports if the aggregate amount involved does not exceed the lesser of $10,000 or 2% of the organization’s total annual receipts, (e) transactions where all shareholders receive proportional benefits (e.g., dividends), (f) transactions involving competitive bids, (g) regulated transactions, and (h) certain banking-related services. In addition, the policy delegates to the chair of the nominating and corporate governance committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount involved is expected to be less than $250,000. During fiscal 2016, the chair of the nominating and corporate governance committee did not pre-approve or ratify any transactions.

Transactions with Related Persons

During fiscal 2016, there were no transactions in which Pier 1 Imports was a participant, or is to be a participant, and in which any related person had or will have a direct or indirect material interest that required review and approval by the nominating and governance committee.

Pier 1 Imports indemnifies its directors and executive officers to the fullest extent permitted by law and has also entered into agreements with these individuals contractually obligating Pier 1 Imports to provide this indemnification to them.

Meetings of Independent Directors without Management Present

The independent directors of Pier 1 Imports met without management present five times during the last fiscal year.

The non-executive chairman of the board of directors presided over these meetings.

Procedures for Communicating with Directors

The board of directors has established a process by which shareholders and other interested parties can send communications to board members. Shareholders and other interested parties can send written communications to one or more members of Pier 1 Imports’ board of directors, addressed to:

[Name of Board Member], Board of Directors

Pier 1 Imports, Inc.

c/o Corporate Secretary

100 Pier 1 Place

Fort Worth, Texas 76102

In addition, shareholders and other interested parties may communicate with the chair of the audit committee, compensation committee, or nominating and corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as with the independent directors as a group by sending an email to independentdirectors@pier1.com, or the non-executive chairman of the board by sending an email to boardchair@pier1.com.

Communications are distributed to the board of directors or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board of directors or a committee will not be distributed, including spam, junk mail and mass mailings, product concerns or inquiries, new product suggestions, résumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, Pier 1 Imports will not distribute unsuitable material to its directors, including material that is unduly hostile, threatening or illegal.

Non-Employee Director Compensation for the Fiscal Year Ended February 27, 2016

Fees Paid to Directors

Directors who are Pier 1 Imports employees do not receive any compensation for their board activities. Non-employee directors receive an annual cash retainer of $150,000. In addition, the audit committee chair and compensation committee chair each receive an additional annual cash retainer of $25,000; the nominating and corporate governance committee chair receives an additional annual cash retainer of $10,000; and the non-executive chairman of the board of directors receives an additional annual cash retainer of $125,000. The annual retainers for fiscal 2016 were paid monthly in arrears. For fiscal 2016, non-employee directors did not receive additional fees for attending meetings, nor did they receive stock

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GOVERNANCE

option or restricted stock grants. During fiscal 2016, each non-employee director was eligible to participate in the Pier 1 Imports’ Director Deferred Stock Unit Program, the Pier 1 Imports, Inc. Stock Purchase Plan and the Pier 1 Imports, Inc. Deferred Compensation Plan.

During fiscal 2016, all of Pier 1 Imports’ non-employee directors, other than Mmes. Babrowski and Sardini, participated in Pier 1 Imports’ Director Deferred Stock Unit Program. The program provides an optional deferral of up to 100% of the monthly cash director fees. Deferred fees (but not committee chair or chairman fees) are matched 25% by Pier 1 Imports and the total deferred fees and matching contributions are converted into an equivalent value of deferred stock units (“DSUs”) up to a maximum calendar year limit of 375,000 units per individual (the maximum calendar year limit was raised to 750,000 units per individual when the Pier 1 Imports, Inc. 2015 Stock Incentive Plan was approved by shareholders on June 25, 2015). Deferred fees plus matching contributions are converted to DSUs based on the closing price of Pier 1 Imports common stock on the day the fees are payable. The DSUs are credited to an account maintained by Pier 1 Imports for each non-employee director. Each DSU is the economic equivalent of one share of Pier 1 Imports common stock. Each DSU is eligible to receive dividends payable on Pier 1 Imports common stock in additional DSUs equal to the dividend per share of common stock divided by the closing price of Pier 1 Imports common stock on the dividend payable date. The DSUs do not have voting rights. The DSUs will be exchanged one-for-one for shares of Pier 1 Imports common stock on the date the person ceases to be a member of the board of directors and the shares will be transferred to the person within five business days of such date, except that DSUs will be settled in cash to the extent applicable plan limitations at such time preclude issuing Pier 1 Imports common stock.

Mmes. Babrowski and Sardini participated in the Pier 1 Imports, Inc. Stock Purchase Plan during fiscal 2016. The stock purchase plan is a broad based plan available to all non-employee directors and all eligible employees. The plan provides that non-employee directors may contribute to the plan all or a portion of their monthly cash director fees. Pier 1 Imports will contribute to the plan an amount equal to 25% of each non-employee director’s contribution. The contributed funds are used to make monthly purchases of shares of Pier 1 Imports common stock based on the NYSE closing price for Pier 1 Imports common stock on the last trading day of the calendar month. Shares purchased are allocated to the accounts of participants in proportion to the funds received from each respective account. All shares in a participant’s account are automatically released to the participant at least once each calendar year without affecting the participant’s participation in the plan. The participant may hold the released shares in the plan or sell or transfer the released shares. A participant’s account is credited with all dividends paid on shares held in his or her account and those cash dividends are reinvested under the plan in Pier 1 Imports common stock.

None of the non-employee directors participated in the Pier 1 Imports, Inc. Deferred Compensation Plan in fiscal 2016.

Fiscal 2016 Non-Employee Director Compensation Table

The following table sets forth a summary of the compensation with respect to the fiscal year ended February 27, 2016, for services rendered in all capacities to Pier 1 Imports by its non-employee directors:

NAME	FEES EARNED OR PAID IN CASH (1) ($)	STOCK AWARDS (2) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION (3) ($)	TOTAL ($)
Claire H. Babrowski	$160,000	$0	$0	$0	$0	$7,500	$167,500
Cheryl A. Bachelder	$175,000	$47,247	$0	$0	$0	–	$222,247
Hamish A. Dodds	$150,000	$27,027	$0	$0	$0	–	$177,027
Brendan L. Hoffman	$150,000	$27,027	$0	$0	$0	$0	$177,027
Terry E. London	$275,000	$54,759	$0	$0	$0	–	$329,759
Cynthia P. McCague	$150,000	$22,477	$0	$0	$0	–	$172,477
Michael A. Peel	$150,000	$44,425	$0	$0	$0	$0	$194,425
Ann M. Sardini	$175,000	$0	$0	$0	$0	$18,000	$193,000

(1)	This column represents the amount of cash compensation earned in fiscal 2016 for board and committee service. As described in footnote 2 below, certain percentages of this cash compensation were deferred by certain directors into the Pier 1 Imports’ Director Deferred Stock Unit Program.

(2)	This column represents the dollar value of Pier 1 Imports’ 25% match on monthly cash director fees (but not committee chair or chairman fees) deferred by each director into the Pier 1 Imports’ Director Deferred Stock Unit Program. This column also includes dividends paid on DSUs held in his or her account. These amounts were converted to DSUs as shown in the table below. The dollar amount represents the grant date fair value of such DSUs granted in fiscal 2016 in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The number of DSUs is calculated using the closing price of Pier 1 Imports common stock on the last trading day of each fiscal month in which the fees were earned, which price was used to calculate the grant date fair value of the DSUs. For dividends, the number of DSUs is calculated using the closing price of Pier 1 Imports common stock on the dividend payment date.

(3)	See Fiscal 2016 All Other Compensation table below.

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GOVERNANCE

The following table shows fiscal 2016 DSUs for each non-employee director given his or her deferral percentage and Pier 1 Imports’ match:

NAME	DEFERRAL (%)	FISCAL YEAR 2016 FEES DEFERRED ($)	DSUs CONVERTED FROM DEFERRED FEES (#)	DSUs CONVERTED FROM 25% COMPANY MATCH (#)	DIVIDENDS DEFERRED DURING FISCAL YEAR 2016 ($)	DSUs CONVERTED FROM DEFERRED DIVIDENDS (#)	AGGREGATE DSUs OWNED AT FISCAL 2016 YEAR-END (#)
Claire H. Babrowski	0%	$0	0	0	$0	0	0
Cheryl A. Bachelder	100%	$175,000	22,950	4,918	$9,747	1,438	54,341
Hamish A. Dodds	50%	$75,000	9,836	2,459	$8,277	1,170	38,580
Brendan L. Hoffman	50%	$75,000	9,836	2,459	$8,277	1,170	38,580
Terry E. London	10%	$27,500	3,606	492	$51,009	6,889	190,086
Cynthia P. McCague	50%	$75,000	9,836	2,459	$3,727	557	21,871
Michael A. Peel	100%	$150,000	19,672	4,918	$6,925	1,043	41,796
Ann M. Sardini	0%	$0	0	0	$0	0	0

The following table shows the Pier 1 Imports common stock closing price by month used to calculate the number of DSUs to be received for deferred director fees plus any Pier 1 Imports’ match, including the closing prices for the dividend payment dates. This closing price also represents the grant date fair value of each DSU in accordance with FASB ASC Topic 718.

FISCAL MONTH IN WHICH FEES WERE EARNED	CLOSING PRICE OF PIER 1 IMPORTS COMMON STOCK ON LAST TRADING DAY OF EACH FISCAL MONTH
March 2015	$13.11
April 2015	$12.76
May 2015	$12.71
June 2015	$12.54
July 2015	$11.81
August 2015	$10.06
September 2015	$ 7.01
October 2015	$ 7.42
November 2015	$ 6.93
December 2015	$ 5.09
January 2016	$ 4.02
February 2016	$ 4.77

DATE OF DIVIDEND	CLOSING PRICE OF PIER 1 IMPORTS COMMON STOCK
May 6, 2015	$12.88
August 5, 2015	$11.67
November 4, 2015	$ 7.86
February 3, 2016	$ 4.06

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The following table describes each component of All Other Compensation for fiscal 2016:

FISCAL 2016 ALL OTHER COMPENSATION
NAME	PAYMENTS RELATING TO STOCK PURCHASE PLAN (a)	OTHER EXPENSES (b)	TOTAL ALL OTHER COMPENSATION
Claire H. Babrowski	$7,500	$0	$7,500
Cheryl A. Bachelder	N/A	–	–
Hamish A. Dodds	N/A	–	–
Brendan L. Hoffman	N/A	$0	$0
Terry E. London	N/A	–	–
Cynthia P. McCague	N/A	–	–
Michael A. Peel	N/A	$0	$0
Ann M. Sardini	$18,000	$0	$18,000

(a)	This column reports aggregate matching contributions to the account of each director who participated in the Stock Purchase Plan.

(b)	Perquisites and personal benefits aggregating less than $10,000 are not shown.

Stock Options Outstanding

Non-employee director stock options outstanding on February 27, 2016 are shown below:

NAME	GRANT DATE	EXPIRATION DATE	EXERCISE PRICE	AGGREGATE NUMBER OF OUTSTANDING STOCK OPTIONS (EXERCISABLE)
Terry E. London	06/23/2006	06/23/2016	$7.55	6,000

Other Governance Matters

Prohibition on Hedging and Pledging

Pier 1 Imports has a written insider trading policy that, among other things, prohibits directors, officers and employees from selling short a Pier 1 Imports security, from trading in options on a Pier 1 Imports security, including calls, puts, and other derivative securities, from engaging in other forms of hedging or monetization transactions, such as equity swaps, exchange funds, collars or variable forwards, with respect to a Pier 1 Imports security, holding Pier 1 Imports securities in a margin account or pledging Pier 1 Imports securities as collateral for a loan, or placing standing or limit orders on a Pier 1 Imports security (except standing or limit orders under approved rule 10b5-1 trading plans).

Clawback Policy

Pier 1 Imports has a policy with respect to the recovery of cash and equity-based incentive compensation, commonly referred to as a “clawback policy,” applicable to Pier 1 Imports’ executive officers (as defined under Rule 3b-7 of the Exchange Act). The policy appears in Pier 1 Imports’ Code of Business Conduct and Ethics, available on Pier 1 Imports’ website at www.pier1.com by selecting “About” on the home page and linking through the “Investor Relations” page, and governs the recovery of incentive-based compensation given the occurrence of certain events which could lead to an adjustment of that compensation.

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SHARE OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table indicates the ownership of Pier 1 Imports common stock by each director and nominee, each named executive officer shown below in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended February 27, 2016, February 28, 2015, and March 1, 2014,” and all directors and executive officers as a group, as of April 25, 2016, unless otherwise indicated below:

NAME OF BENEFICIAL OWNER	COMMON SHARES BENEFICIALLY OWNED (1)(2)	PERCENT OF CLASS
Claire H. Babrowski	20,344	*

 *   Represents less than 1% of the outstanding shares of the class.

(1) The table includes shares that the person has the right to acquire within 60 days of April 25, 2016, upon the exercise of stock options: Mr. Benkel (10,000 shares), Mr. London (6,000 shares), Mr. Smith (944,000 shares), and all directors and executive officers as a group (982,500 shares).

(2) The table includes DSUs as of April 25, 2016, for Ms. Bachelder (56,878 DSUs), Mr. Dodds (39,700 DSUs), Mr. Hoffman (39,700 DSUs), Mr. London (190,459 DSUs), Ms. McCague (22,990 DSUs), and Mr. Peel (44,034 DSUs). The DSUs will be exchanged one-for-one for shares of Pier 1 Imports common stock when the director ceases to be a member of the board of directors, as described above under the caption “Non-Employee Director Compensation for the Fiscal Year Ended February 27, 2016 – Fees Paid to Directors.” A DSU is the economic equivalent of one share of Pier 1 Imports common stock.

Cheryl A. Bachelder	58,940	*
Michael R. Benkel	213,913	*
Jeffrey N. Boyer	93,443	*
Laura A. Coffey	113,873	*
Catherine David	242,546	*
Hamish A. Dodds	39,700	*
Brendan L. Hoffman	39,700	*
Eric W. Hunter	118,173	*
Sharon M. Leite	5,132	*
Terry E. London	196,459	*
Cynthia P. McCague	22,990	*
Michael A. Peel	44,034	*
Ann M. Sardini	18,863	*
Alexander W. Smith	3,086,392	3.64%
All directors and executive officers as a group (17 individuals)	4,753,607	5.58%

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by Pier 1 Imports as of April 25, 2016, to beneficially own more than 5% of Pier 1 Imports common stock:

NAME AND ADDRESS OF BENEFICIAL OWNER	COMMON SHARES BENEFICIALLY OWNED		PERCENT OF CLASS
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	15,269,350	(1)	17.6%

(1) This information was obtained from a Schedule 13G/A filed with the SEC on February 9, 2016, by T. Rowe Price Associates, Inc. jointly with subsidiaries T. Rowe Price Small-Cap Stock Fund, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. The filing indicates that T. Rowe Price Associates, Inc. has sole voting power over 2,712,740 shares and sole dispositive power over all of the shares. The filing further indicates that T. Rowe Price Small-Cap Stock Fund, Inc. has sole voting power over 5,427,000 shares and that T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 4,784,290 shares.

(2) This information was obtained from a Schedule 13G filed with the SEC on January 29, 2016, by Wells Fargo & Company jointly with subsidiaries Metropolitan West Capital Management, LLC and Wells Capital Management Incorporated. The filing indicates that Wells Fargo & Company has sole dispositive and voting power over 26,204 shares, shared voting power over 6,026,185 shares and shared dispositive power over 6,920,105 shares. Metropolitan West Capital Management, LLC has shared voting power over 5,645,444 of the shares and shared dispositive power over 6,911,864 shares, and Wells Capital Management Incorporated has shared voting power over 5,505,210 shares and shared dispositive power over 6,771,630 shares.

(3) This information was obtained from a Schedule 13G/A filed with the SEC on February 11, 2016, by The Vanguard Group as beneficial owner of the shares. The filing indicates that the beneficial owner has sole voting power over 198,340 shares, shared voting power over 8,100 shares, sole dispositive power over 5,562,131 shares, and shared dispositive power over 198,940 shares. According to the filing, the shares listed include shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., who is the beneficial owner of 190,840 shares or 0.22% of the common stock outstanding of Pier 1 Imports as a result of its serving as investment manager of collective trust accounts. The filing also indicates that the shares include shares held by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., which is the beneficial owner of 15,600 shares or 0.01% of the common stock outstanding of Pier 1 Imports as a result of its serving as investment manager of Australian investment offerings.

(4) This information was obtained from a Schedule 13G/A filed with the SEC on January 27, 2016, by BlackRock, Inc. as beneficial owner of the shares. The filing indicates that the beneficial owner has sole voting power over 4,555,379 shares and sole dispositive power over all the shares.

Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	6,946,309	(2)	8.01%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,761,071	(3)	6.64%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,770,347	(4)	5.5%

16	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

SHARE OWNERSHIP

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Pier 1 Imports’ directors and executive officers, and persons who own more than 10% of a registered class of Pier 1 Imports’ equity securities, to file with the SEC reports disclosing their ownership and changes in ownership of Pier 1 Imports common stock or other equity securities. Pier 1 Imports’ executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 Imports with copies of all Section 16(a) reports they file. To Pier 1 Imports’ knowledge, and based solely on a review of the furnished Section 16(a) reports, all Section 16(a) filing requirements applicable to Pier 1 Imports’ executive officers, directors and greater than 10% beneficial owners during the last fiscal year were met.

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COMPENSATION

PROPOSAL NO. 2 – Advisory Approval of Executive Compensation

A proposal to adopt a non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion under the caption “Compensation.”

General Information

Under rules adopted by the SEC pursuant to Section 14A of the Exchange Act, Pier 1 Imports’ shareholders are entitled to vote not less frequently than every three years upon an advisory, non-binding resolution approving the compensation of Pier 1 Imports’ named executive officers (“NEOs”), as disclosed pursuant to the disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion (commonly called the “say-on-pay vote”). At Pier 1 Imports’ annual meeting of shareholders held on June 28, 2011, its shareholders indicated in an advisory vote that they overwhelmingly favored an annual say-on-pay vote. Accordingly, Pier 1 Imports is soliciting a non-binding, advisory shareholder vote on Pier 1 Imports’ executive compensation as described in this proxy statement. Shareholders are being asked to vote on the following resolution:

RESOLVED, that the compensation of Pier 1 Imports’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The compensation of the NEOs is discussed and disclosed below in the Compensation Discussion and Analysis, compensation tables and narrative. As discussed in those disclosures, the board of directors and management believe that the compensation policies, principles, objectives and practices of Pier 1 Imports are focused on pay for performance and are strongly aligned with the long-term interests of its shareholders. Pier 1 Imports’ compensation programs are designed to enable it to attract and retain talented and experienced senior executives to lead Pier 1 Imports successfully in a competitive environment.

Your vote on this resolution is advisory, and therefore not binding on Pier 1 Imports, the compensation committee, or the board of directors. The vote will not be construed to create or imply any change to the fiduciary duties of the board of directors, or to create or imply any additional fiduciary duties for the board of directors. However, Pier 1 Imports’ board of directors values the opinions of shareholders, and, if the shareholders do not adopt the resolution set forth above, the compensation committee will consider shareholder concerns and evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this resolution is required to approve this resolution. Abstentions will be counted as represented and entitled to vote on this resolution and will have the effect of a vote “Against” the resolution. Broker non-votes will not be considered entitled to vote on this resolution and will not be counted in determining the number of shares necessary for approval of the resolution.

The board of directors unanimously recommends a vote “For” the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion under the caption “Compensation.”

18	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on the review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in Pier 1 Imports’ 2016 proxy statement.

COMPENSATION COMMITTEE

Cheryl A. Bachelder, Chair

Terry E. London

Cynthia P. McCague

Michael A. Peel

Compensation Discussion and Analysis

This Compensation Discussion and Analysis disclosure provides material information about Pier 1 Imports’ compensation policies, principals, objectives, and practices for its NEOs for fiscal 2016 and puts into perspective the tabular disclosures and related narratives that follow it.

FISCAL 2016 NEOs

For fiscal 2016, Pier 1 Imports’ NEOs include its interim chief financial officer, who served in that position prior to the current chief financial officer’s appointment on July 27, 2015, and its former executive vice president, sales and customer experience. Those NEOs and their respective biographies are as follows:

Alexander W. Smith

President and Chief Executive Officer (“CEO”)

The biography for Mr. Smith is set forth above under Proposal No. 1 – Election of Directors.

Jeffrey N. Boyer

Executive Vice President and Chief Financial Officer

Mr. Boyer, age 58, joined the organization in July 2015 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Boyer served as Executive Vice President, Chief Administrative Officer and Chief Financial Officer for Tuesday Morning Corporation, based in Dallas, Texas, since September 2013. From April 2008 to September 2013, Mr. Boyer served as Executive Vice President and Chief Financial Officer of 24 Hour Fitness Worldwide, based in San Ramon, California, and was promoted to Chief Operating Officer in June 2012. From January 2003 to April 2008, Mr. Boyer held the positions of Executive Vice President, Chief Financial Officer; Co-President and Chief Financial Officer; and President and Chief Financial Officer with The Michaels Companies, Inc. He has also held executive positions with Sears Holdings Corporation and Kmart Corporation.

Laura A. Coffey

Executive Vice President, Planning and Allocations

and Former Interim Chief Financial Officer

Ms. Coffey, age 49, was named Executive Vice President of Planning and Allocations in July 2015. Ms. Coffey has served within the organization for 19 years in various capacities, including Executive Vice President and Interim Chief Financial Officer, Senior Vice President of Planning, Senior Vice President of Business Development and Strategic Planning and Senior Vice President of Finance. Ms. Coffey first became an officer of the Company in 2005 and served as Principal Accounting Officer from 2008 to 2011. Prior to joining the Company, she held various positions with Alcon Laboratories and KPMG, LLP.

Michael R. Benkel

Executive Vice President, Global Supply Chain

Mr. Benkel, age 47, was named Executive Vice President of Global Supply Chain in July 2015, having previously served as Executive Vice President of Planning and Allocations since April 2012. He joined the organization in September 2008 as Senior Vice President of Planning and Allocations. Prior to joining the Company, he spent 11 years at Williams-Sonoma Inc. in continuously advancing positions in the Pottery Barn Retail Stores division, including Vice President of Inventory Management, Director – Inventory Management, and as a home furnishings and furniture buyer.

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COMPENSATION

Catherine David

Executive Vice President, Merchandising

Ms. David, age 52, joined the organization in August 2009 as Executive Vice President of Merchandising. Prior to her current role, Ms. David served as President and Chief Operating Officer of Kirkland’s Inc. and Vice President and General Manager with Sears Essentials, Sears Grand and The Great Indoors. Ms. David also previously served Target Corporation for 13 years in various positions including Vice President and General Manager of target.direct and various positions in the buying, planning and stores divisions.

Eric W. Hunter

Executive Vice President, Marketing

Mr. Hunter, age 42, was named Executive Vice President of Marketing in September 2013. Prior to joining the Company, Mr. Hunter served as Senior Vice President of Marketing and Acting Chief Marketing Officer with JCPenney Company from February 2012 to July 2013, and as Chief Marketing Officer and Group President with Kellwood Company from March 2009 until February 2012. Mr. Hunter also served in various positions with PMK/HBH/Momentum Worldwide and Creative Artists Agency.

Sharon M. Leite

Former Executive Vice President,

Sales and Customer Experience

Ms. Leite resigned January 15, 2016.

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COMPENSATION

Message from the Compensation Committee

Pier 1 Imports’ fiscal 2016 financial results were significantly below our expectations. From an executive compensation perspective, the net result of that disappointing financial performance was that no performance-based compensation, whether short- or long-term, was earned or paid to any NEO this past fiscal year. Overall pay earned by our executives was well below targeted levels.

We Set Challenging Performance Objectives. In addition to the rigor generally applied to our business planning cycle, in fiscal 2016 management and the committee undertook a more analytic approach to aligning our performance objectives to pay. Specifically we:

1.  Engaged the committee’s outside executive compensation advisor to provide historical performance analyses, including statistical and probability analytics of financial results, for Pier 1 Imports and its peers.

2.  Assessed analysts’ expectations of Pier 1 Imports and our peer group companies.

3.  Thoroughly reviewed our best estimates and other experts’ projections of the retail sector and our expectations for Pier 1 Imports in the year ahead.

4.  Considered feedback received from shareholders through our outreach program.

5.  Reviewed and analyzed information from the prior year’s actual results.

As a result of this rigorous process, Pier 1 Imports set challenging and aggressive performance targets for all performance metrics and incentive plans. For short-term incentives, the fiscal 2016 Profit Goal target achievement was set at 10% above fiscal 2015 actual results. For long-term incentives, the objectives set for the Profit Goal and total shareholder return (“TSR”) reflect cumulative three-year performance for fiscal years 2016 through 2018.

We Aligned Executives’ Pay with Those Challenging Objectives. We remain pleased with the Company’s e-Commerce sales growth for the year, a key metric of our fiscal 2016 short-term incentive plan. However, knowing the importance of our Profit Goal to creating shareholder value, and not having achieved the threshold performance for our Profit Goal, no fiscal 2016 short-term incentive was paid regardless of the positive e-Commerce sales growth.

Fiscal 2016 was also the last year of a cumulative three-year TSR long-term incentive previously awarded. Since Pier 1 Imports’ TSR over the three-year period ending in fiscal 2016 was below our expectations, that incentive did not pay.

Considering our fiscal 2016 financial results, and the fact that no short- or long-term performance-based incentives were paid to any NEO in fiscal 2016, the compensation committee believes that Pier 1 Imports’ executive compensation incentives effectively align pay with performance.

We Further Conformed Our CEO’s Pay to the Pay of Our NEO’s. As over 80% of the CEO’s direct compensation for fiscal 2016 was at risk, the CEO’s total compensation declined substantially, as expected based on fiscal 2016 financial performance.

The year also saw the expiration of Mr. Smith’s three-year contract. The committee and Mr. Smith agreed to extend his term of employment for one year and to devote particular attention to his pay considering the feedback we received from shareholders. Some important highlights include:

• No equity award for Mr. Smith for fiscal 2017. Mr. Smith recognizes that his substantial ownership of Pier 1 Imports stock sufficiently aligns his interests with other shareholders and continues to motivate him to enhance the long-term value of the Company. While the committee intended to grant Mr. Smith a fiscal 2017 Profit Goal long-term incentive award, based on a cumulative three-year Profit Goal and without any retesting provision, as similarly awarded to the other NEOs, Mr. Smith’s decision to not accept any equity award in fiscal 2017 made this a moot point. The board believes Mr. Smith’s decision to voluntarily reduce his compensation demonstrates accountable leadership and is a productive step towards alignment of his compensation with that of our executive team.

• CEO’s continued participation in the NEOs’ annual incentive plan. As in prior years Mr. Smith’s remuneration for the year will be substantially based on the same Profit Goal metrics as all other executives.

• No base salary increase for Mr. Smith for fiscal 2017. Mr. Smith’s base pay has not increased since March 2013.

• Mr. Smith, like other NEOs, has not received any performance-based incentive compensation for either of the past two fiscal years.

We are Implementing Further Executive Pay for Performance Enhancements for Fiscal 2016 and 2017. Pier 1 Imports continued to facilitate extensive shareholder outreach during fiscal 2016. This contributed to important pay for performance enhancements to our executive compensation programs in fiscal 2016 and 2017, including:

• Demonstrating greater rigor with regard to target setting and incorporating additional information about the short- and long-term incentive compensation programs into our disclosures.

• Basing our long-term incentive awards on cumulative three-year profit growth, eliminating the prior practice of setting successive one-year profit goals. The awards cliff vest only if the cumulative Profit Goal is met.

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COMPENSATION

• Effective with fiscal 2017, reducing the weighting of the three-year Profit Goal-based awards and adding a return on invested capital performance metric to our long-term incentive plan.

• Incorporating a TSR modifier for all performance-based equity awards to NEOs, effective with the fiscal 2017 grants, including a feature that requires positive TSR for any upward enhancement.

In Conclusion. The compensation committee will continue to seek and respond to shareholder views on executive compensation, practice good corporate governance with regards to executive pay and assure alignment of executive pay and performance at Pier 1 Imports. We recognize that the executive compensation landscape is evolving and we must evolve with it to ensure that the CEO’s compensation is both contemporary and in alignment with the good practices in place for our other executives. For 2017, key provisions of the CEO’s employment agreement that may have been considered unfavorable by shareholders, including the performance “catch up” provisions applicable to long-term incentive, have been effectively eliminated because the CEO did not accept an equity award. In the year ahead we will continue to focus on further conforming the CEO’s pay to the pay for performance program in place for his executive team.

Fiscal 2016 Business Highlights

Some of Pier 1 Imports’ fiscal 2016 accomplishments are highlighted below:

•	Net sales grew 0.4% to $1.892 billion (or growth of 1.4% on a constant currency basis) (1);

•	Company comparable sales grew 0.7% (or growth of 1.7% on a constant currency basis) (1);

•	E-Commerce sales penetration grew to 16% of net sales, up from 11% penetration the prior year;

•	Delivered gross profit of $705 million, or 37.3% of net sales, and operating income of $75.2 million, or 4.0% of net sales;

•	Achieved a year-over-year reduction in inventories of approximately 15%;

•	Generated cash from operations totaling $164 million;

•	Distributed $23.7 million to shareholders through $0.07 per share quarterly cash dividends; and

•	Utilized $75 million to repurchase approximately 8.3% of Pier 1 Imports’ outstanding common stock.

(1)	This proxy statement references net sales and company comparable sales on a constant currency basis, which are calculated by translating the current and prior periods into comparable amounts using the same foreign exchange rate. Management believes this non-GAAP financial measure is useful when comparing sales results between periods when foreign exchange rates are volatile.

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COMPENSATION

Target Setting

For fiscal 2016, Pier 1 Imports set rigorous performance targets for its short-term incentive performance metrics consisting of a “Profit Goal,” as described below, and e-Commerce revenue growth, and its long-term incentives consisting of a Profit Goal and TSR. Pier 1 Imports has historically considered the prior year’s actual results and management’s projections for the year ahead when determining performance metrics for the fiscal year. Pier 1 Imports further considered the input from the independent compensation consultant for the compensation committee and feedback from shareholders. Finally, Pier 1 Imports reviewed and analyzed information including analyst expectations as well as historical performance information for Pier 1 Imports’ peer group for executive compensation purposes (the “fiscal 2016 peer group,” more fully described below under the caption “Executive Compensation Components – Peer Group”).

With considerable rigor, the combination of both internal and external data was used to establish the targeted fiscal 2016 Profit Goal as well as the threshold and maximum Profit Goal amounts. The targeted fiscal 2016 Profit Goal represented an increase of slightly over 10% above the amount of the Profit Goal achieved for fiscal 2015. While this increase was below the targeted fiscal 2015 Profit Goal, Pier 1 Imports believes the targeted fiscal 2016 Profit Goal is aggressive based on the actual amount of the Profit Goal for fiscal 2015 and the input from the independent compensation consultant as described above.

The “Profit Goal” metric is a performance metric of earnings before interest, taxes, depreciation, and amortization, adjusted for certain recurring non-cash items and unusual or non-recurring items as determined by the compensation committee.

Advisory Vote on Executive Compensation; Shareholder Engagement Efforts

Pier 1 Imports believes that it is important for its shareholders to vote on the say-on-pay proposal on an annual basis as a means to express their views regarding Pier 1 Imports’ executive compensation philosophy, compensation policies and programs, and decisions regarding executive compensation, all as disclosed in the proxy statement. Pier 1 Imports’ board of directors and its compensation committee value the opinions of Pier 1 Imports’ shareholders and the compensation committee considers shareholder input and evaluates whether any actions are necessary to address shareholder concerns.

At the 2015 annual meeting of shareholders, approximately 68% of the votes represented and entitled to vote on the advisory vote on executive compensation approved Pier 1 Imports’ NEO compensation as disclosed in the proxy statement. While over two-thirds of shareholders supported the executive compensation practices of Pier 1 Imports, the board of directors, the compensation committee and management believed that the approval percentage decrease from the previous year’s vote warranted increased focus. Throughout the spring, summer and fall of 2015, Pier 1 Imports conducted an expanded shareholder engagement process. Shareholders representing approximately 81% of the shares of Pier 1 Imports common stock were contacted to meet and discuss their views on Pier 1 Imports’ executive compensation practices. Ultimately throughout the fall and winter of 2015 and early in 2016, Pier 1 Imports held discussions with shareholders representing approximately 54% of the shares of Pier 1 Imports common stock. Those discussions included participation by the chairman of the board of directors and/or the chair of the compensation committee with shareholders representing approximately 28% of the shares.

During fiscal 2016, Pier 1 Imports also engaged with proxy and other investor advisory service firms that represent the interests of various stockholders.

A wide range of topics was covered throughout the course of these discussions, including performance metrics, target setting, and vesting periods for long-term incentive grants. Many Pier 1 Imports shareholders expressed similar points of view on particular compensation issues, however there was generally consensus on one major issue regarding executive compensation practices. All of the shareholders with whom Pier 1 Imports spoke want alignment between pay and performance. While some shareholders favor particular metrics for rewarding short- or long-term performance, the general view of Pier 1 Imports’ shareholders is that no specific metric is prescriptive and Pier 1 Imports should determine which metrics are appropriate to reward performance. In general, shareholders view the three-year cumulative cliff vesting for long-term incentive equity grants favorably. Pier 1 Imports appreciates the feedback it receives from its shareholders. The compensation committee continues to carefully consider the views of shareholders as well as investor advisory service firms when making changes to executive compensation practices and programs.

Pier 1 Imports’ Actions Which Align With Shareholder Feedback

The following actions taken by Pier 1 Imports in fiscal 2016 align with shareholder feedback, exercise sound corporate governance, and continue to align pay with performance:

•	Implemented three-year cliff vesting, based on a cumulative Profit Goal, for long-term equity incentive grants effective for NEOs (other than Mr. Smith as described below).

•	Eliminated catch-up provisions in the Profit Goal-based awards granted in fiscal 2016 to the NEOs (other than Mr. Smith as described below).

•	Continued to grant three-year cliff vesting relative-TSR grants.

•	Expanded the target setting process for Profit Goal performance metrics to include analysis of external data as noted above.

•	Continued to evaluate executive salaries on a case-by-case basis rather than utilizing across-the-board increases.

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COMPENSATION

Fiscal 2017 – Looking Forward

Mr. Smith and Pier 1 Imports agreed to allow an automatic one-year renewal of his employment agreement beginning on the first day of fiscal 2017.

Mr. Smith informed the board of his intent to not accept an equity award in fiscal 2017. The board concurred with Mr. Smith’s decision.

Mr. Smith’s base salary did not increase for fiscal 2017.

Pier 1 Imports reduced the weighting of the three-year Profit Goal performance-based shares and added a return on invested capital performance metric for fiscal 2017 long-term equity incentive grants to NEOs.

Pier 1 Imports added a TSR modifier to fiscal 2017 long-term equity incentive grants to NEOs that prohibits upward modification of the awards unless the absolute TSR is positive.

Pier 1 Imports added a merchandise margin dollars performance metric for fiscal 2017 short-term incentive awards to NEOs.

Compensation Policies, Principles, Objectives and Practices

Pier 1 Imports believes that its ability to successfully attract, motivate and retain a qualified executive management team in a challenging and highly competitive retail environment will contribute to success. Pier 1 Imports believes that it offers total compensation packages that are competitive in the retail industry and that are fair and equitable among the executives, providing strong incentives that are structured to promote the long-term success and performance of Pier 1 Imports.

Pier 1 Imports provides both short- and long-term incentives to its executives to encourage the effective management of major functions, teamwork, and effective expense control, which leads to the overall success of Pier 1 Imports. Pier 1 Imports believes that as an executive’s level of responsibility increases, a greater portion of that executive’s potential total compensation should come from performance-based compensation. Pier 1 Imports also believes that the majority of an executive’s compensation should be “at-risk” and tied to Pier 1 Imports’ performance as well as its performance relative to a group of other retail companies for certain long-term incentive awards.

Pier 1 Imports believes in setting target incentive levels that are challenging but achievable, tied to the strategy of the business and that provide a direct link to both the short- and long-term financial success of Pier 1 Imports. Incentive performance metrics are set based on complementary business factors such as profitability and sales plans and are tied to the Pier 1 Imports’ long-term strategic plan. While Pier 1 Imports may change these metrics from time to time, it has generally focused on year-over-year increases in profit and sales metrics and other metrics related to stock price appreciation for the past several years. Pier 1 Imports expects to continue to set rigorous metrics based on profitability and sales as well as other financial return metrics in the near term while considering Pier 1 Imports opportunities within the broader retail market.

24	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

Pier 1 Imports generally targets total compensation packages using a combination of fixed and “at-risk” pay comprised of base salary, short-term incentives and long-term incentives for executive officers to reflect the 50th percentile of Pier 1 Imports’ peer group when planned financial and operational goals are achieved. Pier 1 Imports designs its total compensation packages to provide pay above the 50th percentile compared to its peer group when results exceed planned financial and operational goals. Additional details of how each component of our executive compensation program work together are discussed below:

		PAY ELEMENT	OBJECTIVE	PERFORMANCE REWARDED
FIXED	Annual	Base Pay	To provide competitive fixed pay that is tied to the market and allows Pier 1 Imports to attract, retain and motivate executives within the national retail market	Based on individual skills, experience, responsibilities and performance over time
	Long-Term	Time-based Restricted Stock	To closely align executive and shareholder interests and aid in retention	Improved stock price
PERFORMANCE BASED	Annual	Short-Term Incentive	To increase profitability and Pier 1 Imports performance every year	Achievement of fiscal year Profit Goal and e-Commerce sales
	Long-Term	Profit Goal Performance Shares	To increase multi-year profitability and stock price	Achievement of Profit Goal growth over a three-year period
	Long-Term	TSR Performance Shares	To measure internal performance and subsequent stock performance relative to Pier 1 Imports’ peers	Relative TSR performance versus a broader retail peer group over a three-year period

Below is a summary of compensation practices Pier 1 Imports has adopted which it believes drive performance, thereby increasing shareholder value:

Best practices in executive compensation

✓ WE DO	× WE DON’T

✓     Have stock ownership guidelines that reinforce alignment between shareholders and our executive officers

✓    Set aggressive short-term performance metrics and have a majority of targeted pay for executives tied to performance

✓    Use long-term incentives to encourage management continuity

✓    Have an independent compensation consultant reporting directly to the compensation committee

✓    Tie a portion of executives’ pay to relative performance metrics

✓    Mitigate undue risk by using a cap on maximum payouts for short- and long-term plans and performing an annual internal risk assessment of compensation programs

✓     Maintain a clawback policy

×     Have employment agreements other than for the CEO

×     Allow hedging, short sales, option trading or pledging of Pier 1 Imports common stock

×     Apply across-the-board base salary increases

×      Pay dividends on unvested restricted stock or above-market earnings on deferred compensation arrangements

×      Re-price underwater stock options

×     Pay discretionary bonuses to executives when performance metrics are not met

×     Have tax gross-ups upon change in control

×      Automatically vest equity awards under stock incentive plans upon a change in control

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COMPENSATION

Executive Compensation Components

Table 1 below shows the allocation of the direct compensation components of Pier 1 Imports’ executive compensation program for fiscal 2016 among base salary, short-term cash incentives and long-term equity incentives for the CEO and for the other NEOs as a group (Ms. Coffey is excluded solely for the purposes of this table):

Table 1

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COMPENSATION

Base Salary

No across-the-board increases

Generally, Pier 1 Imports targets base salary at the 50th percentile of its peer group for comparable skills. The aspects of individual performance that may be considered in the determination of each executive’s base salary include the individual’s contribution to achieving operating goals, expense control and reduction, profitability and performance as compared to planned results. Pier 1 Imports recognizes individual experience, skill, level of responsibility and performance over time to set base salary levels.

In fiscal 2016, Pier 1 Imports’ chief executive officer and human resources compensation group once again recommended to the compensation committee only targeted increases to certain executives and no “across-the-board” base salary increases for Pier 1 Imports’ NEOs. The compensation committee supported management’s recommendation and approved targeted increases in base salary for three of the NEOs, as shown in Table 2 below based upon the considerations described in the preceding paragraph. Mr. Smith’s base salary is described below under the caption “Chief Executive Officer Compensation,” and no changes were made for fiscal 2016 or 2017. Mr. Smith’s base salary has not increased since March 2013.

Table 2

NAMED EXECUTIVE OFFICER	FISCAL 2015 BASE SALARY	FISCAL 2016 BASE SALARY	PERCENTAGE INCREASE
Alexander W. Smith	$1,250,000	$1,250,000	0%
Jeffrey N. Boyer	–	$500,000	—
Laura A. Coffey*	$325,000	$325,000	0%
Michael R. Benkel	$360,000	$360,000	0%
Catherine David	$430,000	$450,000	4.7%
Eric W. Hunter	$425,000	$435,000	2.4%
Sharon M. Leite	$400,000	$425,000	6.3%

*	Ms. Coffey was appointed executive vice president and interim chief financial officer on February 10, 2015 and served in that role until Mr. Boyer’s appointment on July 27, 2015. The fiscal 2015 salary shown for her is the amount effective upon her appointment.

Short-Term Incentive

No short-term incentives paid for fiscal 2016

Pier 1 Imports’ short-term incentive program for its executives in fiscal 2016 provided an opportunity to receive a cash award. All NEOs were in the same short-term incentive program in fiscal 2016. Eighty percent of the incentive was based upon achievement of the Profit Goal. The actual amount of the Profit Goal that is achieved for the fiscal year is referred to as the “Realized Profit.” Profit Goal was selected as a performance measure because it focuses on factors that an individual participant’s actions can affect and because it more closely reflects cash being generated by Pier 1 Imports’ ongoing core operations. It largely eliminates the effects of financing and tax decisions as well as unusual charges. Use of the short-term incentive Profit Goal as a measure of Pier 1 Imports’ financial and operational performance is designed to lead to increased profitability over time. Due to increased focus on its e-Commerce initiatives, Pier 1 Imports implemented an additional metric for the fiscal 2016 short-term incentive program aimed at growing e-Commerce sales. As a result of this focus, twenty percent of the fiscal 2016 short-term incentive award was based on a performance measure of Pier 1 Imports’ e-Commerce sales. These incentives and their respective weights were evaluated by the compensation committee and approved as the short-term incentive program for fiscal 2016. The quantified performance measures at threshold, target and maximum amounts are shown in Table 3 below. The fiscal 2016 short-term incentive awards were governed by the Pier 1 Imports, Inc. 2006 Stock Incentive Plan.

Table 3

	FISCAL 2016 ANNUAL SHORT-TERM INCENTIVE OPPORTUNITY
WEIGHTING	COMPONENT	THRESHOLD	TARGET	MAXIMUM
80%	Profit Goal	$174,500,000	$205,500,000	$246,500,000
20%	e-Commerce Sales	$276,500,000	$325,500,000	$390,500,000

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COMPENSATION

The fiscal 2016 Profit Goal at target represented an increase of slightly over 10% above the Realized Profit for fiscal 2015. No award payout was possible unless the Realized Profit for 2016 met or exceeded the threshold. Fiscal 2016 short-term incentive opportunity as a percentage of base salary for each NEO is shown in Table 4 below. The Realized Profit for fiscal 2016 was below the threshold Profit Goal established for fiscal 2016 and, as a result, no NEO earned a fiscal 2016 short-term incentive award. For fiscal 2016, e-Commerce sales exceeded the threshold performance level, however that metric was tied to Profit Goal achievement and Realized Profit was below the threshold Profit Goal. As a result, no payout was possible under the e-Commerce sales component of the program.

Table 4	FISCAL 2016 ANNUAL SHORT-TERM INCENTIVE OPPORTUNITY AS A PERCENTAGE OF BASE SALARY
NAMED EXECUTIVE OFFICER	AT THRESHOLD PERFORMANCE LEVELS	AT TARGET PERFORMANCE LEVELS	AT MAXIMUM PERFORMANCE LEVELS	ACTUAL PAYOUT
Alexander W. Smith	34.5%	115%	230%	0%
Jeffrey N. Boyer*	22.5%	75%	150%	0%
Laura A. Coffey	22.5%	75%	150%	0%
Michael R. Benkel	22.5%	75%	150%	0%
Catherine David	22.5%	75%	150%	0%
Eric W. Hunter	22.5%	75%	150%	0%
Sharon M. Leite	22.5%	75%	150%	0%

*	Mr. Boyer’s short-term incentive would have been pro-rated based on his date of appointment (July 27, 2015).

The fiscal 2016 short-term incentive program required participants to be employed with Pier 1 Imports at fiscal year-end to receive a cash award. The program allows Pier 1 Imports’ chief executive officer to reduce the cash award of a participant as a result of individual or group performance. Pier 1 Imports believes that the above-target percentage levels are competitive when compared to Pier 1 Imports’ fiscal 2016 peer group.

Long-Term Incentive

No performance-based awards earned in fiscal 2016

Pier 1 Imports believes that a blend of performance- and time-based restricted stock provides a long-term incentive opportunity that is competitive in the retail industry, incentivizes performance, and serves as a retention tool. During fiscal 2016, equity grants were a mix of performance-based restricted stock utilizing achievement of two different performance measures, and time-based restricted shares vesting ratably over a three-year period. Table 5 below provides a breakdown of the restricted stock awarded to the NEOs, other than Mr. Smith, in fiscal 2016. Mr. Smith did not participate in the fiscal 2016 long-term incentive equity award given his awards of restricted stock pursuant to his employment agreement as described below under the caption “Chief Executive Officer Employment Agreement.”

Table 5

NAMED EXECUTIVE OFFICER	PERFORMANCE-BASED SHARES – PROFIT GOAL AT TARGET (#)	PERFORMANCE-BASED SHARES – TSR AT TARGET (#)	TIME-BASED SHARES (#)
Jeffrey N. Boyer	19,729	3,949	15,785
Laura A. Coffey	8,623	1,726	6,898
Michael R. Benkel	13,646	2,730	10,917
Catherine David	17,058	3,412	13,646
Eric W. Hunter	14,016	2,804	11,212
Sharon M. Leite	16,110	3,223	12,888

28	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

Approximately 50% of the shares granted at target in fiscal 2016 were based on achievement of a cumulative three-year Profit Goal, approximately 10% were based on a cumulative three-year relative TSR, and approximately 40% were time-based. The performance-based grants are referred to as “Profit Goal performance-based shares” and “TSR performance-based shares.”

The Profit Goal performance-based shares cliff vest 100% upon Pier 1 Imports satisfying the cumulative Profit Goal established by the compensation committee for fiscal 2016-2018. Vesting is also conditioned upon the NEO being employed on the date of filing of Pier 1 Imports’ Annual Report on Form 10-K with the SEC for fiscal 2018. The Profit Goal performance-based shares vest within a range of 50% to 200% (with interpolation between the levels).

None of the outstanding performance-based shares issued under prior fiscal year grants that were eligible to vest based on fiscal 2016 Realized Profit vested, however shares granted in fiscal 2015 are eligible to vest at the end of fiscal 2017 under the “catch-up” provision in those grants. In order to vest under the “catch-up” provision, any Profit Goal (at 100%) not realized in fiscal 2015 and fiscal 2016 would have to be realized in fiscal 2017 in addition to the Profit Goal (at 100%) for fiscal 2017. Use of a “catch-up” provision for the fiscal 2016 grants to all of the NEOs, other than Mr. Smith, was eliminated when the Profit Goal performance-based shares described above were granted.

In addition to the Profit Goal performance-based shares, cumulative three-year (fiscal 2016-2018) TSR performance-based shares were granted in fiscal 2016 to further align performance of Pier 1 Imports common stock with executive pay. The TSR performance-based shares cliff vest as shown in Table 6 below within thirty days of the end of fiscal 2018, provided the NEO is employed on the vesting date and at least a threshold level of performance is achieved. Vesting is based on Pier 1 Imports’ ranking within the percentile rankings of the annual equivalent return of the TSR of Pier 1 Imports and a peer group using the average closing stock price of Pier 1 Imports and the peer group companies during the twenty trading days at the beginning of fiscal 2016 and the average closing stock price during the twenty trading days at the end of fiscal 2018. The peer group is comprised of all of the companies in the Russell 1000 Specialty Retail Index as of the beginning of fiscal 2016 plus any other specialty retailers in Pier 1 Imports’ fiscal 2016 peer group.

Table 6

PIER 1 IMPORTS’ PERCENTILE RANK WITHIN TSR PEER GROUP	PERCENT OF TARGET PERFORMANCE-BASED SHARES VESTED
81% and above	200%
76% - 80%	180%
71% - 75%	160%
66% - 70%	140%
61% - 65%	120%
56% - 60%	110%
50% - 55%	100%
41% - 49%	50%
40% and Below	0%

A similar TSR performance-based share grant was made in fiscal 2014. Those shares became eligible to vest at the end of fiscal 2016 based on TSR performance over fiscal years 2014-2016. The TSR performance over those fiscal years was below threshold levels and those shares did not vest.

The remaining shares granted in fiscal 2016 were time-based shares with a three-year vesting period. Those shares vested 33% on April 10, 2016, and will vest 33% on April 10, 2017 and 34% on April 10, 2018 provided that the NEO is employed on the applicable vesting date.

Chief Executive Officer Compensation

Pier 1 Imports believes it is important to understand not only the potential value of short- and long-term incentive awards at the time they are granted, but also the value of the awards that are actually realized during the fiscal year. To better understand how pay aligns with performance for Mr. Smith, Pier 1 Imports’ chief executive officer, Table 7 presents Mr. Smith’s summary compensation table information for fiscal 2016, less changes in pension value, and compares that to his realized pay.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	29

COMPENSATION

“Realized pay” is calculated by including the amount of compensation actually realized during fiscal 2016. The value of realized long-term incentives was determined by multiplying the number of shares that vested during fiscal 2016 by the closing price of Pier 1 Imports’ common stock on the last trading day of the fiscal year, which is different than the grant date fair value methodology required in the summary compensation table.

As shown in the table, the lack of performance had a significant negative effect on Mr. Smith’s total direct compensation actually realized in fiscal 2016, resulting in realized pay that was approximately 65% of adjusted summary compensation table pay. Pier 1 Imports’ compensation programs pay for performance, and when performance does not meet expectations, the alignment is evident in reduced pay levels. This information should be considered as a supplement to, and not as a substitute for, the summary compensation table information on page 35.

Table 7

Adjusted Summary Compensation Table Pay and Realized Pay

30	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

Retirement and Other Plans

Pier 1 Imports offers a supplemental retirement plan which is designed to provide certain executives with post-employment financial security and to mitigate the effects of deferral limitations on highly compensated individuals in qualified plans such as Pier 1 Imports’ 401(k) plan. The plan also assists Pier 1 Imports in attracting and retaining executives. The plan is described and discussed below under the caption “Pension Benefits Table for the Fiscal Year Ended February 27, 2016.”

In addition, and for the same purposes, Pier 1 Imports offers a non-qualified deferred compensation plan known as the Pier 1 Imports, Inc. Deferred Compensation Plan to its executives and key members of management. The plan also assists Pier 1 Imports in attracting and retaining executives and key members of management. The plan is described and discussed below under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 27, 2016.”

Peer Group

For fiscal 2016, Pier 1 Imports used a group of peer companies to benchmark base salary, short- and long-term incentive elements of total executive compensation. The fiscal 2016 peer group included the following companies, which at the time of selection were publicly traded and were direct competitors, retail industry competitors, and/or local area competitors for executive talent:

2016 PEER GROUP

ANN INC.

Bed Bath & Beyond Inc.

Chico’s FAS Inc.

DSW Inc.

Finish Line Inc.

Fossil Group, Inc.

Haverty Furniture Companies, Inc.

hhgregg, Inc.

Kirkland’s, Inc.

Restoration Hardware Holdings, Inc.

Select Comfort Corporation

Stage Stores Inc

Stein Mart, Inc.

The Container Store Group, Inc.

Ulta Salon, Cosmetics & Fragrance, Inc.

Williams-Sonoma, Inc.

(1)	Data as of March 2, 2015.

These companies were chosen to comprise Pier 1 Imports’ group of peer companies because their revenues and/or operating characteristics are considered by the compensation committee to be consistent with those of Pier 1 Imports.

The fiscal 2016 peer group is the same as the fiscal 2015 peer group, except for Zale Corporation which ceased filing proxy data with the SEC and was removed from the fiscal 2016 peer group. ANN INC. was acquired in August 2015.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	31

COMPENSATION

Chief Executive Officer Employment Agreement

Mr. Smith’s employment with Pier 1 Imports as its president and chief executive officer has been governed by an employment agreement since he joined Pier 1 Imports in 2007. The initial three-year term of Mr. Smith’s current employment agreement ended on February 27, 2016. The agreement automatically renewed on February 28, 2016 for a one-year term ending on February 25, 2017. The agreement is renewable for successive one-year terms unless Pier 1 Imports or Mr. Smith gives notice of non-renewal at least 60 days prior to the end of the current term. Mr. Smith’s base salary for fiscal 2016, as provided in his employment agreement, remained at $1,250,000 and will remain the same for fiscal 2017. He is eligible to participate in Pier 1 Imports’ short-term cash incentives during the term of the agreement. As noted above, Mr. Smith did not accept a fiscal 2017 equity award.

Mr. Smith received 375,000 shares of restricted stock pursuant to his employment agreement on each of March 3, 2013,
March 2, 2014, and March 1, 2015, the first day of each of fiscal 2014, 2015 and 2016. The restricted stock vests as follows:

•	120,000 of the 375,000 shares of restricted stock are Profit Goal performance-based and vest 40,000 shares upon Pier 1 Imports satisfying the Profit Goal established by the compensation committee for the fiscal year in which the shares were received and 40,000 shares in each of the following two fiscal years upon Pier 1 Imports satisfying the Profit Goals established by the compensation committee for the respective fiscal year, provided that Mr. Smith is employed on the last day of each such fiscal year. If the Profit Goal for a particular fiscal year is partially met, then the number of shares that could vest is adjusted as follows (with interpolation between the target levels):

100% of the Profit Goal – 40,000 shares (100%);

  96% of the Profit Goal – 36,000 shares (90%);

  92% of the Profit Goal – 32,000 shares (80%);

  88% of the Profit Goal – 28,000 shares (70%);

  84% of the Profit Goal – 24,000 shares (60%); and

  80% of the Profit Goal – 20,000 shares (50%).

•	If the Profit Goal is not satisfied for any two consecutive fiscal years during each three-year performance period, those performance-based shares that do not vest in the first of such two fiscal years may still vest if the sum of consecutive years’ Realized Profits equals or exceeds the sum of the individual consecutive fiscal years’ Profit Goals at the 100% level. Further, over each three-year performance period, if the Profit Goal is not satisfied in any fiscal year, those performance-based shares that do not vest may still vest if the sum of the three years’ Realized Profit equals or exceeds the sum of the three individual years’ Profit Goal at the 100% level. The Realized Profit for fiscal 2016 was below the threshold Profit Goal and, as a result, none of the shares for fiscal 2016 vested. The balance of the shares that did not vest in fiscal 2016 may vest in fiscal 2017 or 2018 as described above.

•	75,000 (30,000 at target) of the 375,000 shares of restricted stock are TSR performance-based and may cliff vest within a range of 50% to 250% following the last day of Pier 1 Imports’ third fiscal year beginning on the date on which the award was received (a) based upon the rank of the annual equivalent return of Pier 1 Imports’ TSR within the percentile ranking of the annual equivalent return of the TSR of each constituent company within a peer group of companies over the same three-year period (15,000 share vest at the threshold percentile rank of 41%; 30,000 shares vest at the target percentile rank of 50-55%; and 75,000 shares vest at percentile rank of 91% or above), and (b) conditioned upon Mr. Smith’s being employed by Pier 1 Imports on the last day of such third fiscal year.

•	180,000 of the 375,000 shares of restricted stock are time-based and vest 60,000 shares per year on the last day of the fiscal year in which the shares were received and on the last day of the following two fiscal years, provided Mr. Smith is employed on the last day of each such fiscal year.

The termination benefits of Mr. Smith’s employment agreement are described in the footnotes to the table captioned “Potential Payments Upon a Change in Control” below.

32	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

Independent Executive Compensation Consultant

Data for the fiscal 2016 peer group was provided by Willis Towers Watson, the compensation committee’s independent executive compensation consultant for fiscal 2016. Additionally, Willis Towers Watson provided information and consulting to the compensation committee on a variety of executive compensation issues including base salaries, short-term incentive pay, long-term incentive pay and plan design for short-term (cash) and long-term (equity) incentive programs. Willis Towers Watson also provided data from the Towers Watson 2014 Compensation Data Bank (CDB) Retail/Wholesale Services Executive Database, as well as data available from public sources such as proxy filings, in order to provide additional information relating to total compensation, cash compensation and equity trends in the broader retail industry. These resources were used to ensure that Pier 1 Imports maintains competitive compensation practices and packages across the broader retail group.

Compensation Determinations and Role of Executive Officers

Fiscal 2016 base salary, and short- and long-term incentive compensation recommendations for the NEOs were presented to the compensation committee at their meetings at the end of fiscal 2015 and during the first fiscal month of 2016. The presentations included recommendations of Pier 1 Imports’ chief executive officer and human resources compensation group on those elements of compensation, plus recommended plan design changes and a summary of all short- and long-term incentive awards to eligible levels of management. The recommendations of Pier 1 Imports’ chief executive officer do not include recommendations on his own compensation. The compensation committee considered survey data from a peer group of retail companies and studies and recommendations from its independent outside consultants, Willis Towers Watson, as described above. The compensation committee approves the fiscal year compensation in the first month of the fiscal year with an effective date generally in April. Implementation of short- and long-term incentive compensation for the year occurs after approval by the compensation committee and board of directors.

Pier 1 Imports’ Policy on Share Ownership

The Pier 1 Imports’ board of directors believes it is critical for executives and board members to be closely aligned with shareholders’ interests over both the short- and long-term and believes equity ownership accomplishes this linkage. The Pier 1 Imports’ board of directors has adopted stock ownership guidelines for its non-employee directors to encourage direct ownership in Pier 1 Imports. These guidelines state that the board of directors believes that each non-employee director should, within five years of becoming a member of the board of directors, acquire ownership of shares of Pier 1 Imports common stock equal in value to five times one-half of the non-employee director annual retainer (i.e., 5 X $75,000). Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option or unvested restricted stock) and DSUs credited to the non-employee director.

Pier 1 Imports’ board of directors also has adopted stock ownership guidelines for officers of Pier 1 Imports and its subsidiaries. These guidelines state that the following targeted ownership level of shares of Pier 1 Imports common stock, expressed as a number of shares of Pier 1 Imports common stock equal in value to a multiple of base salary, should be acquired within five years of March 1, 2010, or election as an officer of Pier 1 Imports or any of its subsidiaries if such election is later than March 1, 2010:

Chief Executive Officer	6 times base salary
Senior Executive Vice President	3 times base salary
Executive Vice President	2.5 times base salary
Senior Vice President	2 times base salary
Vice President	1 times base salary

Shares counted toward ownership include shares beneficially owned directly or indirectly (other than shares which might be acquired by exercise of an option, or unvested restricted stock), and any deferred stock units.

Pier 1 Imports’ Policy on Section 162(m)

Pier 1 Imports considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code of 1986 generally denies public companies like Pier 1 Imports a federal income tax deduction for compensation paid to the chief executive officer or any of the three other most highly compensated officers (not including the principal financial officer) that exceeds $1,000,000 for each such officer during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. Pier 1 Imports attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objectives and goals mentioned above. While Pier 1 Imports is aware of and understands the requirements of Section 162(m), it does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Pier 1 Imports may approve elements of compensation for certain officers that are not fully deductible by Pier 1 Imports. For fiscal 2016, the only officer who received compensation that was not fully deductible was Mr. Smith.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	33

COMPENSATION

Compensation Committee Interlocks and Insider Participation

Each director of Pier 1 Imports who served as a member of the compensation committee during the fiscal year ended February 27, 2016 is identified above under the caption “Director Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders.” During fiscal 2016, there were no compensation committee interlocks or insider participation.

Compensation Risk

Annually, Pier 1 Imports’ internal audit department assists Pier 1 Imports in assessing its compensation risk by conducting a risk assessment of Pier 1 Imports compensation policies. Internal audit’s evaluation consists of a review of all incentive plans and their compensation elements: salary, short- and long-term incentives, performance measurement mechanics, compensation features and performance targets. Based on that assessment, Pier 1 Imports does not believe that its compensation policies, principles, objectives and practices are structured to promote inappropriate risk-taking by its executives nor inappropriate risk-taking by its employees whose behavior would be most affected by performance-based incentives. Pier 1 Imports believes that this focus on its overall compensation program encourages its employees to take a balanced approach that focuses on increasing and sustaining Pier 1 Imports’ profitability.

34	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

Summary Compensation Table for the Fiscal Years Ended February 27, 2016, February 28, 2015, and March 1, 2014

The following table sets forth a summary of the compensation in the past three fiscal years for services rendered in all capacities to Pier 1 Imports and its subsidiaries by the chief executive officer, each person serving as chief financial officer for the most recent fiscal year, the three other most highly compensated executive officers, and one additional individual for whom disclosure would be required but for the fact that the individual was not serving as a Pier 1 Imports executive officer at the fiscal year end.

NAME & PRINCIPAL POSITION	FISCAL YEAR	SALARY (1) ($)	BONUS ($)	STOCK AWARDS (2) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION (3) ($)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS (4) ($)	ALL OTHER COMPENSATION (5) ($)	TOTAL ($)
Alexander W. Smith President and Chief Executive Officer	2016	$1,250,000	$0	$2,079,900	N/A	$0	$2,655,498	$111,554	$6,096,952
	2015	$1,250,000	$0	$3,409,125	N/A	$0	$3,505,850	$83,919	$8,248,894
	2014	$1,250,000	$0	$4,574,550	N/A	$0	$1,838,855	$174,790	$7,838,195
Jeffrey N. Boyer Executive Vice President and Chief Financial Officer (appointed July 27, 2015)	2016	$298,077	$0	$480,671	N/A	$0	$0	$153,530	$932,278
Laura A. Coffey (6) Executive Vice President and Interim Chief Financial Officer	2016	$325,000	$0	$265,849	N/A	$0	$0	$25,159	$616,008
	2015	$280,885	$0	$225,798	N/A	$0	$0	$23,603	$530,286
Michael R. Benkel Executive Vice President, Global Supply Chain	2016	$360,000	$0	$426,762	N/A	$0	$0	$27,037	$813,799
	2015	$355,385	$0	$915,460	N/A	$0	$0	$26,869	$1,297,714
	2014	$330,000	$0	$414,358	N/A	$0	$0	$40,951	$785,309
Catherine David Executive Vice President, Merchandising	2016	$446,923	$0	$532,391	N/A	$0	$0	$34,917	$1,014,231
	2015	$428,462	$0	$1,000,480	N/A	$0	$0	$33,511	$1,462,453
	2014	$418,846	$0	$528,800	N/A	$0	$0	$49,912	$997,558
Eric W. Hunter (7) Executive Vice President, Marketing	2016	$433,462	$0	$414,289	N/A	$0	$0	$24,622	$872,373
Sharon M. Leite Executive Vice President, Sales and Customer Experience (resigned January 15, 2016)	2016	$378,109	$0	$499,815	N/A	$0	$0	$23,568	$901,492
	2015	$393,846	$0	$958,677	N/A	$0	$0	$15,864	$1,368,387
	2014	$358,846	$0	$454,602	N/A	$0	$0	$15,772	$829,220

(1)	This column represents the amount of base salary earned during each fiscal year.

(2)	This column represents the accounting grant date fair value of all time-based and performance-based restricted stock awards issued during the fiscal year. During fiscal 2016, Pier 1 Imports also began expensing performance-based restricted shares awarded in previous fiscal years that were based on the fiscal 2016 Profit Goal. These amounts reflect Pier 1 Imports’ accounting expense for these awards in accordance with accounting rules, and do not necessarily correspond to the actual value that will be recognized by the NEO. For awards other than the TSR performance-based restricted stock, fair value is calculated using the closing price of Pier 1 Imports common stock on the date of grant. If the date of grant occurs on a day when Pier 1 Imports common stock is not traded, then the closing price on the last trading day before the date of grant is used. For these awards, the closing price on the date of grant for fiscal 2016 awards was $13.11 for Mr. Smith and $11.74 for Mr. Boyer. The closing prices on the grant dates for the other NEOs were $13.06, $13.11 and $14.04. For TSR performance-based restricted stock awards, fair value was $6.76 for Mr. Smith and $8.07 for the other NEOs, which was determined by a valuation model. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

For Profit Goal performance-based awards, the grant date fair value is based on the probable outcome of Pier 1 Imports achieving performance targets. The amounts in the table assume targets are met and the target number of shares awarded will vest. However, with respect to the Profit Goal performance-based shares, threshold amounts for fiscal 2016 were not achieved and therefore no shares vested in fiscal 2016. If the grant date fair value associated with all Profit Goal performance-based awards issued in fiscal 2016 had been valued at maximum performance, the total grant date fair value of stock awards reported for fiscal 2016 would have been: for Mr. Smith, no change, for Mr. Boyer, $712,290, for Ms. Coffey, $378,466, for Mr. Benkel, $604,979, for Ms. David, $755,169, for Mr. Hunter, $597,338 and for Ms. Leite, $710,211.

For TSR performance-based awards, the grant date fair value is based on the probability Pier 1 Imports’ percentile of the annual equivalent return of its TSR ranking within a peer group over a three year period will meet or exceed the established threshold.

(3)	This column reflects that no short-term incentive cash awards were earned during the fiscal year.

(4)	This column represents the sum of the change in pension value. There were no above-market earnings paid in fiscal 2014, 2015 and 2016 on any non-qualified deferred compensation plans. None of the NEOs except for Mr. Smith participate in a Pier 1 Imports defined benefit plan. See “Pension Benefits Table for the Fiscal Year Ended February 27, 2016” below for additional information.

(5)	See Fiscal 2016 All Other Compensation table below.

(6)	Ms. Coffey was appointed executive vice president and interim chief financial officer on February 10, 2015 and served in that role until Mr. Boyer’s appointment as chief financial officer on the date his employment began (July 27, 2015). Ms. Coffey was not an NEO in fiscal 2014.

(7)	Mr. Hunter’s employment began in fiscal 2014. Mr. Hunter was not an NEO in fiscal 2014 or fiscal 2015.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	35

COMPENSATION

The following table describes each component of All Other Compensation for fiscal 2016.

FISCAL 2016 ALL OTHER COMPENSATION
NAME	PAYMENTS RELATING TO EMPLOYEE SAVINGS PLANS (a)	DISABILITY INSURANCE PREMIUMS (b)	LIFE INSURANCE PREMIUMS (c)	OTHER BENEFITS (d)	TOTAL ALL OTHER COMPENSATION
Alexander W. Smith	$65,642	$5,261	$3,564	$37,087	$111,554
Jeffrey N. Boyer (appointed July 27, 2015)	$150,000	$2,458	$1,072	—	$153,530
Laura A. Coffey	$21,137	$3,352	$670	—	$25,159
Michael R. Benkel	$23,250	$2,977	$810	—	$27,037
Catherine David	$29,873	$3,802	$1,242	—	$34,917
Eric W. Hunter	$21,466	$2,616	$540	—	$24,622
Sharon M. Leite (resigned January 15, 2016)	$19,054	$3,415	$1,099	—	$23,568

(a)	This column reports Pier 1 Imports’ aggregate matching and employer discretionary contributions to the NEOs 401(k) savings account, Deferred Compensation Plan account and Stock Purchase Plan account. Those contributions are set forth in the Fiscal 2016 Matching Contributions table below.

(b)	This column reports premiums paid on behalf of the NEOs for supplemental disability insurance coverage.

(c)	This column reports premiums paid on behalf of the NEOs for basic term life insurance.

(d)	Perquisites and personal benefits if any, for each NEO (other than Mr. Smith), which are less than $10,000 in the aggregate are not shown. This column reports $37,087 in attorney’s fees and costs incurred by Mr. Smith in connection with the discussions regarding his employment agreement. The fees and costs were authorized and approved by the compensation committee.

The following table describes aggregate matching and employer discretionary contributions to the NEOs 401(k) savings account, Deferred Compensation Plan account, and Stock Purchase Plan account.

FISCAL 2016 MATCHING CONTRIBUTIONS
NAME	401(k)	DCP	SPP	TOTAL
Alexander W. Smith	$7,950	$26,442	$31,250	$65,642
Jeffrey N. Boyer (appointed July 27, 2015)	$0	$150,000	$0	$150,000
Laura A. Coffey	$8,137	$9,750	$3,250	$21,137
Michael R. Benkel	$7,950	$10,800	$4,500	$23,250
Catherine David	$8,065	$13,408	$8,400	$29,873
Eric W. Hunter	$1,962	$13,004	$6,500	$21,466
Sharon M. Leite (resigned January 15, 2016)	$3,781	$10,673	$4,600	$19,054

Pier 1 Imports’ 401(k) and Stock Purchase Plan are broad based plans available to all eligible employees on a non-discriminatory basis.

Grants of Plan-Based Awards for the Fiscal Year Ended February 27, 2016

Pier 1 Imports granted short-term incentive cash awards to the NEOs for fiscal 2016 pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan as described in the Compensation Discussion and Analysis – Executive Compensation Components above.

Pier 1 Imports granted long-term incentive awards to the NEOs, as described under “Long-Term Incentive” in the Compensation Discussion and Analysis – Executive Compensation Components. Those grants, other than to Mr. Boyer, were made pursuant to the Pier 1 Imports, Inc. 2006 Stock Incentive Plan. Mr. Boyer’s long-term incentive awards were made under the Pier 1 Imports, Inc. 2015 Stock Incentive Plan. Mr. Smith’s grants are described above under the caption “Chief Executive Officer Employment Agreement.”

The restricted stock awards (performance-based and time-based) granted in fiscal 2016 are not eligible to receive cash dividends prior to vesting.

36	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

The following table sets forth information relating to grants of plan-based awards during the fiscal year ended February 27, 2016 to the NEOs shown in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended February 27, 2016, February 28, 2015, and March 1, 2014.” The table includes certain performance-based restricted shares awarded in previous fiscal years that were based on the fiscal 2016 Profit Goal.

NAME	GRANT DATE	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Share)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS (3) ($)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Alexander W. Smith	04/02/2015	$431,250	$1,437,500	$2,875,000		N/A			N/A	N/A	N/A
	03/03/2013				20,000	40,000	40,000		N/A	N/A	$524,400
	03/02/2014				20,000	40,000	40,000		N/A	N/A	$524,400
	03/01/2015				20,000	40,000	40,000		N/A	N/A	$524,400
	03/01/2015				15,000	30,000	75,000		N/A	N/A	$506,700
Jeffrey N. Boyer (appointed July 27, 2015)	07/27/2015	$65,625	$218,750	$437,500		N/A			N/A	N/A	N/A
	07/27/2015				9,864	19,729	39,458		N/A	N/A	$231,618
	07/27/2015				1,974	3,949	7,898		N/A	N/A	$63,737
	07/27/2015					N/A		15,785	N/A	N/A	$185,316
Laura A. Coffey	04/02/2015	$73,125	$243,750	$487,500		N/A			N/A	N/A	N/A
	04/12/2013				497	994	994		N/A	N/A	$13,031
	04/11/2014				591	1,182	1,182		N/A	N/A	$15,496
	05/11/2015				4,311	8,623	17,246		N/A	N/A	$112,616
	05/11/2015				863	1,726	3,452		N/A	N/A	$27,858
	04/10/2015					N/A		6,898	N/A	N/A	$96,848
Michael R. Benkel	04/02/2015	$81,000	$270,000	$540,000		N/A			N/A	N/A	N/A
	04/12/2013				867	1,734	1,734		N/A	N/A	$22,733
	04/11/2014				1,086	2,172	2,172		N/A	N/A	$28,475
	05/11/2015				6,823	13,646	27,292		N/A	N/A	$178,217
	05/11/2015				1,365	2,730	5,460		N/A	N/A	$44,062
	04/10/2015					N/A		10,917	N/A	N/A	$153,275
Catherine David	04/02/2015	$100,500	$335,000	$670,000		N/A			N/A	N/A	N/A
	04/12/2013				1,104	2,208	2,208		N/A	N/A	$28,947
	04/11/2014				1,297	2,594	2,594		N/A	N/A	$34,007
	05/11/2015				8,529	17,058	34,116		N/A	N/A	$222,777
	05/11/2015				1,706	3,412	6,824		N/A	N/A	$55,070
	04/10/2015					N/A		13,646	N/A	N/A	$191,590
Eric W. Hunter	04/02/2015	$97,500	$325,000	$650,000		N/A			N/A	N/A	N/A
	04/11/2014				1,089	2,179	2,179		N/A	N/A	$28,567
	05/11/2015				7,008	14,016	28,032		N/A	N/A	$183,049
	05/11/2015				1,402	2,804	5,608		N/A	N/A	$45,257
	04/10/2015					N/A		11,212	N/A	N/A	$157,416
Sharon M. Leite (resigned January 15, 2016)	04/02/2015	$78,750	$262,500	$525,000		N/A			N/A	N/A	N/A
	04/12/2013				946	1,893	1,893		N/A	N/A	$24,817
	04/11/2014				1,206	2,413	2,413		N/A	N/A	$31,634
	05/11/2015				8,055	16,110	32,220		N/A	N/A	$210,397
	05/11/2015				1,611	3,223	6,446		N/A	N/A	$52,019
	04/10/2015					N/A		12,888	N/A	N/A	$180,948

(1)	These columns show the potential value of the payout for each NEO under the annual short-term incentive cash award described above (grant date April 2, 2015 other than Mr. Boyer whose grant date was July 27, 2015) if the threshold, target or maximum amount of the Profit Goal for fiscal 2016 was met. The calculations for the short-term incentives are based on the NEOs’ fiscal 2016 annual base salary. The fiscal 2016 annual base salary in effect for incentive cash award calculations for Mr. Smith was $1,250,000; for Mr. Boyer was $500,000; for Ms. Coffey was $325,000; for Mr. Benkel was $360,000; for Ms. David was $430,000 for the period March 1, 2015 through April 25, 2015 and $450,000 for the period April 26, 2015 through February 27, 2016; for Mr. Hunter was $425,000 for the period March 1, 2015 through April 25, 2015 and $435,000 for the period April 26, 2015 through February 27, 2016; and for Ms. Leite was $400,000 for the period March 1, 2015 through April 25, 2015 and $425,000 for the period April 26, 2015 through January 15, 2016. The Realized Profit for fiscal 2016 was below the threshold set for fiscal 2016 and, as a result, no fiscal 2016 short-term incentives were earned.

(2)	These columns show the potential number of shares that will vest for each NEO (other than Mr. Boyer) under the Profit Goal performance-based restricted stock awards described above (award dates April 12, 2013 and April 11, 2014, except for Mr. Smith who had March 3, 2013, March 2, 2014, and March 1, 2015 award dates) if the threshold, target, or maximum amount of the fiscal 2016 Profit Goal was met. These columns also show the potential number of shares for each NEO, other than Mr. Smith, under the Profit Goal performance-based restricted stock awards described above (award date May 11, 2015, except for Mr. Boyer who had a July 27, 2015 award date) if the threshold, target, or maximum amount of the fiscal 2016-2018 Profit Goal is met. These columns also show the potential number of shares that will vest for each NEO under the TSR performance-based shares described above (award date May 11, 2015, except for Mr. Smith who had a March 1, 2015 award date and Mr. Boyer who had a July 27, 2015 award date) if the threshold, target, or maximum percentile TSR ranking within a peer group is attained.

(3)	This column represents the aggregate grant date fair value of performance-based and time-based restricted stock awarded during the fiscal year, computed in accordance with FASB ASC Topic 718. Refer to footnote 2 of the Summary Compensation Table for additional information. During fiscal 2016, Pier 1 Imports also began expensing performance-based restricted shares awarded in previous fiscal years that were based on the fiscal 2016 Profit Goal.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	37

COMPENSATION

Outstanding Equity Awards Table for the Fiscal Year Ended February 27, 2016

The following table provides information on the current outstanding stock option and unvested restricted stock awards held by each NEO as of the end of fiscal 2016. Market value was determined using the closing price of Pier 1 Imports common stock of $4.77 (the NYSE closing price on February 26, 2016, which was the last trading day of fiscal 2016). Ms. Leite resigned January 15, 2016 and had no outstanding stock options or unvested restricted stock as of February 27, 2016.

		OPTION AWARDS					STOCK AWARDS
NAME	GRANT DATE (1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (2) (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (4) (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF NUMBER UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
	02/19/2007	944,000			$6.69	02/19/2017
	03/03/2013									95,840	(5)	$457,157
	03/02/2014									120,000	(5)	$572,400
Alexander W. Smith	03/01/2015									120,000	(5)	$572,400
	03/03/2013									75,000	(5)	$357,750
	03/02/2014									75,000	(5)	$357,750
	03/01/2015									75,000	(5)	$357,750
	06/13/2012						180,000	(3)	$858,600
Jeffrey N. Boyer (appointed July 27, 2015)	07/27/2015									39,458		$188,215
	07/27/2015									7,898		$37,673
	07/27/2015						15,785		$75,294
	04/12/2013						1,136		$5,419
	04/11/2014						2,745		$13,094
	04/10/2015						6,898		$32,903
	04/12/2013									2,339		$11,157
Laura A. Coffey	04/11/2014									3,584		$17,096
	05/11/2015									17,246		$82,263
	04/12/2013									5,215		$24,876
	04/11/2014									2,560		$12,211
	05/11/2015									3,452		$16,466
	04/11/2014									3,840		$18,317
	09/15/2008	10,000			$4.24	09/15/2018
	04/12/2013						1,982		$9,454
	04/11/2014						5,041		$24,046
	04/10/2015						10,917		$52,074
	10/16/2014						40,760		$194,425
Michael R. Benkel	04/12/2013									4,084		$19,481
	04/11/2014									6,583		$31,401
	05/11/2015									27,292		$130,183
	04/12/2013									9,105		$43,431
	04/11/2014									4,702		$22,429
	05/11/2015									5,460		$26,044
	04/11/2014									7,052		$33,638
	04/12/2013						2,523		$12,035
	04/11/2014						6,021		$28,720
	04/10/2015						13,646		$65,091
	10/16/2014						40,760		$194,425
	04/12/2013									5,197		$24,790
Catherine David	04/11/2014									7,863		$37,507
	05/11/2015									34,116		$162,733
	04/12/2013									11,590		$55,284
	04/11/2014									5,617		$26,793
	05/11/2015									6,824		$32,550
	04/11/2014									8,425		$40,187
	09/23/2013						6,800		$32,436
	04/11/2014						5,059		$24,131
	04/10/2015						11,212		$53,481
Eric W. Hunter	04/11/2014									6,606		$31,511
	05/11/2015									28,032		$133,713
	04/11/2014									4,717		$22,500
	05/11/2015									5,608		$26,750
	04/11/2014									7,077		$33,757

(1)	For better understanding of this table, an additional column has been included showing the accounting award date of the stock options and restricted stock awards.

38	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

(2)	Time-based restricted stock awards to the NEOs, other than Mr. Smith, vest according to the following schedule:

GRANT DATE	VESTING
04/12/2013, 09/23/2013, 04/11/2014, 04/10/2015, and 07/27/2015	33%, 33%, and 34%, respectively, on each anniversary of the grant date provided that the participant is employed on the vesting date.
10/16/2014	50% on October 16, 2019 and 50% on October 16, 2020.

(3)	The time-based restricted stock awards received by Mr. Smith on March 3, 2013, March 2, 2014 and March 1, 2015 vest 60,000 shares per year on the last day of the fiscal year in which they were issued and on the last day of each of the following two fiscal years, provided Mr. Smith is employed on the last day of each such fiscal year.

(4)	Performance-based restricted stock awards to the NEOs, other than Mr. Smith, vest according to the following schedule, provided that the participant is employed on the vesting date, which is the date of filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year for Profit Goal performance-based shares and is within 30 days of the end of the measurement period for TSR performance-based shares.

GRANT DATE	SHARES VEST	PERFORMANCE MEASURE	MEASUREMENT PERIODS
04/12/2013	33%, 33% and 34%	Profit Goal	Fiscal 2014, 2015, 2016
04/11/2014	33%, 33% and 34%	Profit Goal	Fiscal 2015, 2016, 2017
05/11/2015	100% (cliff vest)	Profit Goal	Fiscal 2016-2018 (cumulative)
07/27/2015	100% (cliff vest)	Profit Goal	Fiscal 2016-2018 (cumulative)
04/12/2013	100% (cliff vest)	TSR v. peers	End of fiscal 2016
04/11/2014	100% (cliff vest)	TSR v. peers	End of fiscal 2017
05/11/2015	100% (cliff vest)	TSR v. peers	End of fiscal 2018
07/27/2015	100% (cliff vest)	TSR v. peers	End of fiscal 2018
04/11/2014	100% (cliff vest)	e-Commerce sales	End of fiscal 2017

Number of shares shown for TSR performance-based shares and e-Commerce sales performance-based shares is the maximum amount. Number of shares for 04/12/2013 and 04/11/2014 Profit Goal performance-based shares is the target and maximum amount. Number of shares for the 05/11/2015 and 07/27/2015 Profit Goal performance-based shares is the maximum amount. The threshold, target, and maximum amount of performance-based shares for fiscal 2016 are shown above in the table included under the caption “Grants of Plan-Based Awards for the Fiscal Year ended February 27, 2016.”

(5)	Performance-based restricted stock awards awarded to Mr. Smith vest according to the schedule below, provided that he is employed on the last day of the applicable fiscal year. Achievement for Profit Goal performance-based shares is determined upon filing of Pier 1 Imports’ Annual Report on Form 10-K for the applicable fiscal year and vesting for TSR performance-based shares is within 30 days of the end of the measurement period.

GRANT DATE	SHARES VESTING ANNUALLY	PERFORMANCE MEASURE	MEASUREMENT PERIODS
03/03/2013	40,000	Profit Goal	Fiscal 2014, 2015, 2016
03/02/2014	40,000	Profit Goal	Fiscal 2015, 2016, 2017
03/01/2015	40,000	Profit Goal	Fiscal 2016, 2017, 2018
03/03/2013	75,000 (cliff vest)	TSR v. peers	End of fiscal 2016
03/02/2014	75,000 (cliff vest)	TSR v. peers	End of fiscal 2017
03/01/2015	75,000 (cliff vest)	TSR v. peers	End of fiscal 2018

Number of shares shown for TSR performance-based shares is the maximum amount. Number of shares shown for Profit Goal performance-based shares is the target and maximum amount. The threshold, target and maximum amount of performance-based shares for fiscal 2016 is shown above in the table included under the caption “Grants of Plan-Based Awards for the Fiscal Year ended February 27, 2016.”

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	39

COMPENSATION

Option Exercises and Stock Vested Table

for the Fiscal Year Ended February 27, 2016

The following table provides information for each NEO about the number of shares for which forfeiture restrictions lapsed upon the vesting of restricted stock awards and the value realized. In each event the value realized is before payment of any applicable withholding tax and broker commissions. None of the NEOs exercised any stock options in fiscal 2016.

	OPTION AWARDS		STOCK AWARDS (1)
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Alexander W. Smith	0	-	180,000	$858,600
Jeffrey N. Boyer (appointed July 27, 2015)	0	-	0	-
Laura A. Coffey	0	-	3,831	$52,132
Michael R. Benkel	0	-	6,998	$95,140
Catherine David	0	-	8,632	$117,329
Eric W. Hunter	0	-	9,091	$93,648
Sharon M. Leite (resigned January 15, 2016)	0	-	7,605	$103,475

(1)	The value realized on the vesting of restricted stock awards, if any, is equal to the closing market price of Pier 1 Imports common stock on the date of vesting (or the last trading day before vesting, if applicable) times the number of shares acquired upon vesting. The number of shares and value realized on vesting includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

Pension Benefits Table for the Fiscal Year Ended February 27, 2016

Mr. Smith participates in the Pier 1 Imports, Inc. Supplemental Retirement Plan which was adopted in 1995. The plan provides that upon death, disability, retirement, or termination of employment (including termination of employment in certain circumstances within 24 months of a change in control, commonly referred to as a “double-trigger”) for reasons other than cause (as defined in the plan) each participant will receive a life annuity based on an annual benefit which generally equals 60% of the participant’s highest three-year average of annual salary and bonus offset by Social Security retirement benefits. Mr. Smith is entitled to a lump-sum payment of the actuarial equivalent of his benefit. For certain participants the plan also provides that in the event of disability or retirement, those participants and their dependents have the lifetime right to participate in comparable major medical and hospitalization insurance coverage as made available generally to Pier 1 Imports employees and their dependents. If the executive elects such coverage, he or she must pay a portion of the total premium. In the event of termination of employment for reasons other than cause and prior to retirement eligibility, the participant and his or her dependents have the right to participate in such comparable major medical and hospitalization insurance coverage during the 15 years immediately after the date the participant attains age 65. If the participant elects such coverage, he or she must pay the total premium associated with the coverage.

The following table shows the present value of Mr. Smith’s total accumulated benefit under Pier 1 Imports’ Supplemental Retirement Plan as of the fiscal year ended February 27, 2016.

NAME	NUMBER OF YEARS CREDITED SERVICE (1) (#)	PRESENT VALUE OF ACCUMULATED BENEFIT (2) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Alexander W. Smith	16.67	$21,751,045	$0

(1)	Pursuant to his initial employment agreement, Mr. Smith was entitled to participate in the Supplemental Retirement Plan so as to achieve the same level of benefit as his accrued benefit under the supplemental executive retirement plan of his former employer. Therefore, in fiscal 2008 Mr. Smith was credited with 10 years of plan participation upon enrollment in the plan and 6.67 years of credited service as of his employment date with Pier 1 Imports. The additional 6.67 years of credited service accounts for $8,703,028 of his total present value of accumulated benefit of $21,751,045. As of the end of fiscal 2016, Mr. Smith has achieved ten additional years of credited service based upon his employment date.

(2)	Includes the present value of medical insurance premiums payable in the event of early retirement.

Benefits under the plan for each participant are prorated for years of credited service with Pier 1 Imports of less than 20 years. In addition, each participant becomes vested in that benefit based on years of plan participation and is fully vested at 10 years. Mr. Smith has more than 10 years of plan participation.

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COMPENSATION

Normal retirement under the plan requires a participant’s attainment of age 65. A participant qualifies for early retirement if the participant has at least 10 years of plan participation and retires at or after age 55 and before age 65. If a participant retires from Pier 1 Imports after age 55 but before age 65, the calculated benefit prior to adjustment for Social Security benefits is reduced by 5% for each year that retirement precedes age 65. Mr. Smith is eligible for early retirement.

Refer to note 5 to the Pier 1 Imports, Inc. consolidated financial statements in Pier 1 Imports Annual Report on Form 10-K for the fiscal year ended February 27, 2016, as filed with the SEC on April 26, 2016 (the “2016 Form 10-K”) for a discussion of the valuation method and material assumptions applied in quantifying the present value of the current accrued benefit for the plan as shown above.

Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 27, 2016

The following table shows the value as of the fiscal year ended February 27, 2016 of each NEO’s total benefit under the non-qualified deferred compensation plans of Pier 1 Imports in which the executive participates. Pier 1 Imports’ non-qualified deferred compensation plans are:

•	Pier 1 Benefit Restoration Plan II – The Pier 1 Benefit Restoration Plan II (“BRP II”) permitted select members of management and highly compensated employees of Pier 1 Imports to defer compensation. Additionally, Pier 1 Imports recognized the value of the past and present services of employees participating in the BRP II by making matching contributions to employee deferrals plus paying interest on the deferral and match amounts. During fiscal 2011, BRP II was closed to further deferral elections by participants. The final participant contributions and Pier 1 Imports matching contributions to BRP II were credited to the plan in fiscal 2012. Account balances in BRP II will continue to earn interest at an annual rate equal to a daily average Moody’s Corporate Bond Index plus 1% until the account balance is distributed to the participant.

•	Pier 1 Imports, Inc. Deferred Compensation Plan – Effective January 1, 2011, the Pier 1 Imports, Inc. Deferred Compensation Plan (“DCP”) was adopted. The DCP permits select members of management and highly compensated employees of Pier 1 Imports to defer up to 50% of their compensation (generally W-2 earnings). Participants’ compensation deferrals and earnings on those deferrals are fully vested. No loans are permitted. Pier 1 Imports’ matching contribution is (i) 100% of the first one percent of the participant’s compensation deferral, and (ii) 50% of the next four percent of the participant’s compensation deferral. Matching contributions and the earnings on those contributions are subject to the same vesting requirements as Pier 1 Imports’ 401(k) retirement plan regardless of whether the participant is actually participating in the 401(k) plan. The 401(k) plan’s vesting schedule is 20% per year of service (as defined in the plan) beginning with two years of service. Participants are fully vested in Pier 1 Imports’ matching contributions plus earnings at six years of service with Pier 1 Imports.

Pier 1 Imports may credit to any participant’s account an amount it determines in its sole and complete discretion. A participant is vested in a discretionary contribution in accordance with a vesting schedule, which could be time-based, performance-based, or both, as determined by Pier 1 Imports. If vesting is time-based, then no vesting can occur for a period of twelve months from the date the discretionary contribution is credited to the participant’s account. If vesting is performance-based, then the performance period cannot end on or before the date that is the six-month anniversary of the date the discretionary contribution is credited to the participant’s account. Mr. Boyer received a time-based discretionary contribution on July 27, 2015, which vests in full after twelve (12) months of continued employment.

Each participant may allocate their deferral amounts and Pier 1 Imports’ matching contributions and any discretionary contributions among different deemed investment crediting options, which cover various asset classes. Participant accounts are credited with the same earnings or losses as the deemed investment crediting options and are subject to the same investment risk as an actual investment in the deemed investment crediting options. Subject to plan rules, participants may elect to have their deferral account balance paid to them while employed or after separation from Pier 1 Imports; provided, however, that upon separation of employment, any unpaid amounts elected to be paid while employed will be paid after separation of employment. Vested matching account balances are distributed to participants only after separation from Pier 1 Imports.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	41

COMPENSATION

Trusts have been established for the purpose of setting aside funds to be used to settle obligations under the non-qualified deferred compensation plans described above. Refer to note 5 to the Pier 1 Imports, Inc. consolidated financial statements in the 2016 Form 10-K for additional information about the trust assets.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR (1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR (2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)		AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR-END (5) ($)
Alexander W. Smith
BRP II	N/A	N/A	$9,344	(3)	$0	$185,369
DCP	$42,308	$26,442	$(59,819	) (4)	$0	$1,420,748
Jeffrey N. Boyer (appointed July 27, 2015)
DCP	$0	$150,000	$(20,862	) (4)	$0	$129,138
Laura A. Coffey
BRP II	N/A	N/A	$8,365	(3)	$0	$165,940
DCP	$16,250	$9,750	$(22,485	) (4)	$(15,634)	$188,337
Michael R. Benkel
BRP II	N/A	N/A	$1,982	(3)	$0	$39,321
DCP	$19,662	$10,800	$(15,798	) (4)	$0	$240,524
Catherine David
BRP II	N/A	N/A	$7,818	(3)	$0	$155,090
DCP	$216,539	$13,408	$(87,384	) (4)	$0	$1,294,356
Eric W. Hunter
DCP	$21,673	$13,004	$(284	) (4)	$0	$57,726
Sharon M. Leite (resigned January 15, 2016)
BRP II	N/A	N/A	$981	(3)	$0	$19,463	(6)
DCP	$17,789	$10,673	$(10,176	) (4)	$0	$37,522	(6)

(1)	Reflects participation in the DCP by the NEOs during fiscal 2016. Executive contribution amounts are included in each NEO’s salary amount in the table included under the caption “Summary Compensation Table for the Fiscal Years Ended February 27, 2016, February 28, 2015, and March 1, 2014” above.

(2)	Reflects Pier 1 Imports’ matching and any discretionary contribution credited to the DCP account of each NEO during fiscal 2016. These amounts are included as 2016 compensation in the All Other Compensation column in the Summary Compensation Table for the Fiscal Years Ended February 27, 2016, February 28, 2015, and March 1, 2014 above.

(3)	Reflects interest earnings on BRP II accounts during fiscal 2016. The interest earnings are the total amount of interest payments received. Mr. Boyer and Mr. Hunter do not participate in the BRP II.

(4)	Reflects any earnings/losses of the deemed investment crediting options held in the participant’s DCP account.

(5)	All of the NEOs that participate in BRP II are fully vested. Messrs. Smith and Benkel and Mses. Coffey, David, and Leite are fully vested in the DCP. Mr. Hunter is 60% vested in DCP matching contributions and earnings on those contributions. Mr. Boyer’s discretionary contribution and earnings on that contribution vest on July 27, 2016, provided Mr. Boyer has been in continuous employment up to that date.

(6)	These amounts, subject to any earnings/losses, will be paid to Ms. Leite after July 15, 2016 in connection with her resignation.

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COMPENSATION

Potential Payments upon Termination or Change in Control

The following table shows potential payments to the NEOs under existing contracts, agreements, plans or arrangements to which they are a party for various scenarios including a change in control or termination of employment, assuming the event occurred on February 27, 2016 and, where applicable, using the closing price of Pier 1 Imports common stock of $4.77 (the NYSE closing price on February 26, 2016). The table below does not include normal (versus early) retirement payout information because as of February 27, 2016 the only NEO participant in Pier 1 Imports’ Supplemental Retirement Plan (the chief executive officer) was not eligible for normal retirement. For additional information regarding the Supplemental Retirement Plan, see the information above under the caption “Pension Benefits Table for the Fiscal Year Ended February 27, 2016.” Potential payments to the NEOs upon termination of employment under Pier 1 Imports’ non-qualified deferred compensation arrangements are discussed above under the caption “Non-Qualified Deferred Compensation Table for the Fiscal Year Ended February 27, 2016.”

All stock options granted to the NEOs are fully vested. Vested stock options and their exercise prices are shown above in the table included under the caption “Outstanding Equity Awards Table for the Fiscal Year Ended February 27, 2016.”

These disclosures are based on the terms and provisions of the agreements, plans and arrangements as they existed at the end of Pier 1 Imports’ fiscal 2016 and Pier 1 Imports’ interpretation of those terms and provisions at that time. One or more of the plans identified may allow the administrative committee of such plan to amend the plan or award agreements pursuant to the plan, subject in particular situations to certain restrictions. In such an event, the disclosures shown below would vary depending on the amendment or restriction.

Mr. Smith’s employment agreement contains non-solicitation and non-competition terms binding Mr. Smith for one year following termination of employment.

Ms. Leite resigned from Pier 1 Imports on January 15, 2016 and received no additional benefits upon her resignation.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	43

COMPENSATION

NAME	VOLUNTARY TERMINATION ($)		EARLY RETIREMENT ($)		VOLUNTARY GOOD REASON TERMINATION ($)		INVOLUNTARY WITHOUT CAUSE TERMINATION ($)		FOR CAUSE TERMINATION ($)		CHANGE IN CONTROL ($)		DEATH ($)		DISABILITY ($)
Alexander W. Smith
Employment Agreement
Compensation/Benefits	$0		N/A		$2,500,000	(7)	$2,500,000	(7)	$0		$0	(7)	$0		$312,500	(7)
Supplemental Retirement Plan (1)
Benefit Payment	$21,619,156		$21,619,156		$21,619,156		$21,619,156		$0		$23,195,737		$10,236,857		$24,612,469
Insurance Premiums	$131,889		$131,889		$131,889		$131,889		$0		$131,889		$0		$131,889
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$858,600	(7)	$858,600	(7)	$0	(2)	$0	(5)	$0	(6)	$0	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$1,601,957	(7)	$1,601,957	(7)	$0	(2)	$0	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$1,073,250	(7)	$1,073,250	(7)	$0	(2)	$0	(5)	$0	(6)	$0	(6)
Jeffrey N. Boyer
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$75,294	(4)	$0	(2)	$75,294	(5)	$75,294	(6)	$75,294	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$188,215	(4)	$0	(2)	$188,215	(5)	$188,215	(6)	$188,215	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$37,673	(4)	$0	(2)	$37,673	(5)	$37,673	(6)	$37,673	(6)
Laura A. Coffey
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$51,416	(4)	$0	(2)	$51,416	(5)	$51,416	(6)	$51,416	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$110,516	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$53,553	(5)	$0	(6)	$0	(6)
e-Commerce Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$18,317	(5)	$0	(6)	$0	(6)
Michael R. Benkel
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$85,574	(4)	$0	(2)	$85,574	(5)	$85,574	(6)	$85,574	(6)
Time-based (Career Share Grants)	$0	(2)	N/A	(3)	$0	(2)	$194,425	(4)	$0	(2)	$194,425	(5)	$194,425	(6)	$194,425	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$181,064	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$91,904	(5)	$0	(6)	$0	(6)
e-Commerce Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$33,638	(5)	$0	(6)	$0	(6)
Catherine David
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$105,846	(4)	$0	(2)	$105,846	(5)	$105,846	(6)	$105,846	(6)
Time-based (Career Share Grants)	$0	(2)	N/A	(3)	$0	(2)	$194,425	(4)	$0	(2)	$194,425	(5)	$194,425	(6)	$194,425	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$225,030	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$114,628	(5)	$0	(6)	$0	(6)
e-Commerce Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$40,187	(5)	$0	(6)	$0	(6)
Eric W. Hunter
Restricted Stock Awards
Time-based	$0	(2)	N/A	(3)	$0	(2)	$110,049	(4)	$0	(2)	$110,049	(5)	$110,049	(6)	$110,049	(6)
Performance-based
Profit Goal Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$165,223	(5)	$0	(6)	$0	(6)
TSR Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$49,250	(5)	$0	(6)	$0	(6)
e-Commerce Shares	$0	(2)	N/A	(3)	$0	(2)	$0	(4)	$0	(2)	$33,757	(5)	$0	(6)	$0	(6)

(1)	The amounts shown for voluntary termination, voluntary good reason termination and involuntary without cause termination represent a lump-sum amount of the actuarial equivalent of benefits under the Supplemental Retirement Plan for Mr. Smith given his eligibility for early retirement under the plan. The amount shown for change in control represents the present value of the lump-sum amount of the actuarial equivalent of the benefits for Mr. Smith assuming he is involuntarily terminated other than for cause, or left the employment of Pier 1 Imports for good reason (as defined in the plan), on February 27, 2016, and that such date is within 24 months of a change in control (as defined in the plan) of Pier 1 Imports. The amount shown for death represents the retirement benefit that would have been provided had Mr. Smith had a separation of service by reason of retirement on the day before death with a 50% joint and survivor annuity form. The amount shown for disability represents the present value of the lump-sum amount of the actuarial equivalent of benefits that would be calculated under normal retirement, with the time from the separation date to the date Mr. Smith would attain the age of 65 included in years of credited service.

(2)	Generally, under grant agreements pursuant to the 2006 Plan and the Pier 1 Imports, Inc. 2015 Stock Incentive Plan (the “2015 Plan”), termination of employment for any reason results in a forfeiture to Pier 1 Imports of all unvested restricted stock awards. However, as discussed in footnote 7 below, all shares of Mr. Smith’s restricted stock awarded pursuant to his employment agreement vest in the event of a voluntary good reason termination or an involuntary without cause termination. The amounts shown in the table assume that the acceleration of vesting discussed in footnote 4 or 5 below does not occur upon a voluntary termination of employment.

44	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

COMPENSATION

(3)	Under the 2006 Plan and the 2015 Plan the administrative committee may, in its discretion, notwithstanding the grant agreement, upon a participant’s retirement fully vest any and all Pier 1 Imports common stock awarded pursuant to a restricted stock award. Although the plans do not define retirement, for the purposes of this table, eligibility for early retirement assumes attainment of age 55 plus 15 years of service with Pier 1 Imports, and eligibility for normal retirement assumes age 65 regardless of years of service. These are the same parameters for early retirement and normal retirement used in Pier 1 Imports’ stock option awards. As of February 27, 2016, Messrs. Smith, Boyer, Benkel, and Hunter and Mmes. Coffey and David are respectively ages 63, 57, 47, 42, 49, and 52. Although Mr. Smith and Mr. Boyer have each attained the age of 55, neither has 15 years of service with Pier 1 Imports to be eligible for early retirement under the above assumption.

(4)	Under the 2006 Plan and the 2015 Plan the administrative committee may, in its discretion, notwithstanding the grant agreement, upon termination without cause, fully vest any and all Pier 1 Imports common stock awarded pursuant to a restricted stock award, unless the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. The chief financial officer, Mr. Boyer, is not included as a “covered employee” under the applicable Treasury Regulations. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. The amount shown assumes the administrative committee fully vested any and all time-based restricted stock grants and Mr. Boyer’s performance-based restricted stock grants under the 2015 Plan.

(5)	Under the 2006 Plan and the 2015 Plan the administrative committee may, in its discretion, upon a corporate change (as defined in the plan) fully vest any or all common stock awarded pursuant to a restricted stock award. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. Assuming the administrative committee fully vested the other NEOs’ restricted stock grants under the 2006 Plan and/or the 2015 Plan, as applicable, then that amount is shown.

(6)	Under the 2006 Plan and the 2015 Plan the administrative committee may, in its discretion, upon death or disability, fully vest a restricted stock award, unless the award was granted to a “covered employee” (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. The chief financial officer, Mr. Boyer, is not included as a “covered employee” under the applicable Treasury Regulations. Mr. Smith’s restricted stock awards are governed by his employment agreement and no assumption is made regarding administrative committee action fully vesting those awards. The amounts shown assume that the administrative committee fully vested any and all time-based restricted stock grants and Mr. Boyer’s performance-based restricted stock grants under the 2015 Plan.

(7)	If Mr. Smith’s employment ended as of the end of fiscal 2016 due to a voluntary good reason termination or an involuntary without cause termination, as defined in his employment agreement Mr. Smith would be entitled to receive a severance amount equal to two times Mr. Smith’s then-existing base salary and all restricted stock that has been awarded to Mr. Smith would vest. In the event of Mr. Smith’s disability which results in termination of employment, pursuant to his employment agreement, Mr. Smith would be entitled to receive 13 weeks of compensation and benefits. After the 13-week period, Mr. Smith would participate in any Pier 1 Imports short- or long-term disability plans for which he is eligible. A change in control of Pier 1 Imports is specifically excluded as grounds by either Pier 1 Imports or Mr. Smith to terminate the employment agreement and a change in control of Pier 1 Imports does not constitute “good reason” under that agreement.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	45

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding Pier 1 Imports’ equity compensation plans as of February 27, 2016.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE FIRST COLUMN)
Equity compensation plans approved by Shareholders
Pier 1 Imports, Inc. 2006 Stock Incentive Plan	266,548	$9.66	—
Pier 1 Imports, Inc. 2015 Stock Incentive Plan	—	—	5,283,699	(1)
Pier 1 Imports, Inc. Stock Purchase Plan	—	—	3,345,253
Equity compensation plans not approved by Shareholders (2)	944,000	$6.69	—
Total:	1,210,548	$7.34	8,628,952

(1)	As of April 25, 2016, the plan had 4,848,932 shares available for issuance.

(2)	Equity compensation plans not approved by shareholders represent the employment inducement stock option awards granted to Mr. Smith on February 19, 2007.

46	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

AUDIT MATTERS

Audit Committee Report

Each member of the audit committee is an independent director, pursuant to the independence requirements of the SEC and NYSE. In accordance with the committee’s written charter, the committee assists the board of directors in overseeing the quality and integrity of Pier 1 Imports’ accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1 Imports’ audited consolidated financial statements as of and for the fiscal year ended February 27, 2016, with management and Pier 1 Imports’ independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures reflected in the financial statements. The committee also discussed with Pier 1 Imports’ independent registered public accounting firm all matters required by applicable Public Company Accounts Oversight Board standards and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and Pier 1 Imports that might affect the firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the registered public accounting firm any relationships that may have an impact on its objectivity and independence and was satisfied that the registered public accounting firm is independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm for fiscal 2016, to Pier 1 Imports is compatible with maintaining Ernst & Young LLP’s independence.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the committee recommended to the board of directors that Pier 1 Imports’ audited consolidated financial statements be included in Pier 1 Imports’ Annual Report on Form 10-K for the fiscal year ended February 27, 2016, for filing with the SEC.

AUDIT COMMITTEE

Ann M. Sardini, Chair

Claire H. Babrowski

Hamish A. Dodds

Brendan L. Hoffman

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	47

AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

The audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1 Imports’ independent registered public accounting firm. As described below, the audit committee has approved the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017.

The audit committee engaged Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016 and the shareholders ratified that engagement at the annual meeting of the shareholders held on June 25, 2015. A representative of Ernst & Young LLP is expected to be present at the annual meeting of shareholders and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

PROPOSAL NO. 3 – Ratification of Engagement of Ernst & Young LLP

A proposal to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017.

The audit committee has approved engaging Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017. Ernst & Young LLP served as Pier 1 Imports’ independent registered public accounting firm for fiscal 2016 and has served in that capacity since fiscal 1996. Although approval or ratification of such engagement is not required, Pier 1 Imports is seeking the shareholders’ ratification of the audit committee’s engagement of Ernst & Young LLP because the board of directors and management believe that allowing shareholders to express their view on the matter is good corporate governance. SEC and NYSE rules require that the audit committee “…must be directly responsible for the appointment…of any registered public accounting firm.…” While shareholder ratification is not binding on Pier 1 Imports, any failure of the shareholders to ratify the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm would be considered by the audit committee in engaging Ernst & Young LLP for future services.

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on this proposal is required to ratify the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017. Abstentions will be counted as represented and entitled to vote on this proposal and will have the effect of a vote “Against” the proposal.

The board of directors unanimously recommends a vote “For” the ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017.

Independent Registered Public Accounting Firm Fees

The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1 Imports’ independent registered public accounting firm, for fiscal years ended February 27, 2016 and February 28, 2015.

	FEBRUARY 27, 2016	FEBRUARY 28, 2015
Audit Fees (1)	$1,061,000	$1,020,000

(1) Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, if any, reviews of Pier 1 Imports’ quarterly reports on Form 10-Q, the independent registered public accounting firm’s report on Pier 1 Imports’ internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, and any registration statements during the respective periods.

(2) Includes fees for services related to the Pier 1 Imports, Inc. Stock Purchase Plan and Pier 1 Imports’ consolidated balance sheet audits.

(3) Includes fees for services related to tax compliance, tax advice and tax planning.

(4) Includes fees for subscription to online research tool.

Audit Related Fees (2)	$28,000	$28,000
Tax Fees (3)	$42,980	$28,600
All Other Fees (4)	$2,800	$2,800
Total Fees	$1,134,780	$1,079,400

Pre-approval of Non-audit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to a fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The audit committee has delegated to the chair of the audit committee, or any of its other members, authority to approve permitted services up to $50,000 per engagement provided that any pre-approval decisions are reported to the committee at its next scheduled meeting.

48	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

QUESTIONS AND ANSWERS REGARDING

THE PROXY STATEMENT AND ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, Pier 1 Imports has elected to provide access to its proxy materials over the Internet or, upon your request, has delivered printed versions of these materials to you by mail. These materials are being provided in connection with Pier 1 Imports’ solicitation of proxies for use at the annual meeting of shareholders, to be held on Thursday, June 23, 2016, at 10:00 a.m. local time or at any adjournment or postponement thereof. Accordingly, Pier 1 Imports sent a Notice of Internet Availability of Proxy Materials (“Notice”) on or about May 12, 2016, to Pier 1 Imports’ shareholders entitled to receive notice of and to vote at the meeting.

All shareholders will have the ability to access the proxy materials on the web site referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Pier 1 Imports encourages shareholders to take advantage of the availability of the proxy materials over the Internet.

You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. The annual meeting will be held on the Mezzanine Level, in Conference Center Room C, of Pier 1 Imports’ corporate headquarters located at 100 Pier 1 Place, Fort Worth, Texas 76102.

How can I access the proxy materials electronically?

The Notice will provide you with instructions regarding how to:

•	view Pier 1 Imports’ proxy materials for the annual meeting over the Internet; and

•	instruct Pier 1 Imports to send future proxy materials to you electronically by email.

Pier 1 Imports’ proxy materials are also available on Pier 1 Imports’ web site at www.pier1.com/annualreport.

If you previously elected to access your proxy materials over the Internet, you will not receive a Notice or printed proxy materials in the mail. Instead, you will receive an email with a link to the proxy materials and voting instructions.

Choosing to receive future proxy materials by email will save Pier 1 Imports the cost of printing and mailing documents to you thereby lowering the costs associated with the annual meeting. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting web site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Shareholders of Record: To elect to receive Pier 1 Imports’ future proxy statement and annual report materials and notice of Internet availability of proxy materials electronically and manage your account, you may enroll in Investor Centre offered by Pier 1 Imports’ transfer agent, Computershare Inc. Log into, or activate, your Investor Centre account by going to http://www.computershare.com/investor and following the step-by-step instructions through the enrollment process.

Beneficial Owners: If you hold your shares in a brokerage account or with a bank or other intermediary, you may also have the opportunity to receive or access copies of these materials electronically. Please review the information provided in the proxy materials or the Notice mailed to you by your broker, bank or other intermediary regarding the availability of this service.

What is included in these materials?

You will receive the Pier 1 Imports, Inc. 2016 Annual Report, which includes the notice of annual meeting of shareholders, this proxy statement for the annual meeting, and the 2016 Form 10-K.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the annual meeting.

How do I change the number of copies of the Notice and other proxy materials being delivered to my household for future mailings?

Although Pier 1 Imports is permitted to send a single Notice and any other proxy materials to shareholders who share the same address through a procedure called “householding,” Pier 1 Imports has determined that this procedure is not cost effective. However, if you hold your shares through a broker, bank or other intermediary, your intermediary may household the Notice and other proxy materials. If your intermediary households the Notice and other proxy materials and you would like additional copies of the Notice and any other proxy materials, or if you are currently receiving multiple copies of the Notice or other proxy materials and would like to request householding, please contact your broker, bank or intermediary.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	49

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Pier 1 Imports’ transfer agent, Computershare Inc., you are considered the “shareholder of record” with respect to those shares. The Notice and the Notice of Annual Meeting of Shareholders have been sent directly to you by Pier 1 Imports.

If your shares are held in a brokerage account or with a bank or other intermediary, you are considered the “beneficial owner” of these shares. The Notice has been forwarded to you by your broker, bank or other intermediary that is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to instruct your broker, bank or other intermediary how to vote your shares by following their instructions for voting over the Internet or by telephone, or by following their instructions to request a voting instruction form that can be completed and returned by mail.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy prior to the completion of voting at the annual meeting by:

•	sending written notice to Pier 1 Imports’ corporate secretary at 100 Pier 1 Place, Fort Worth, Texas 76102 which must be received prior to June 22, 2016;

•	timely delivering of a valid, later-dated proxy; or

•	voting in person at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other intermediary. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker, bank or other intermediary and present it to the inspector of election with your ballot.

Will my Notice include all my shares?

If you are a shareholder of record, you will receive only one Notice for all the shares of Pier 1 Imports common stock you hold:

•	in certificate form; and

•	in book-entry form;

and, if you are also a Pier 1 Imports employee, the Notice will also include all the shares of Pier 1 Imports common stock you hold:

•	in the Pier 1 Imports, Inc. Stock Purchase Plan; and

•	in book-entry form for restricted stock, if any, you received under the Pier 1 Imports, Inc. 2006 Stock Incentive Plan or the Pier 1 Imports, Inc. 2015 Stock Incentive Plan.

If you are a beneficial owner of shares, the voting instructions you receive from your broker, bank or other intermediary will show the shares of Pier 1 Imports common stock held by it on your behalf. You may receive multiple notices if you have more than one account that holds Pier 1 Imports common stock.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy card without giving specific instructions, the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. See the response to the question below captioned “Could other matters be decided at the annual meeting?”

If you are a beneficial owner of shares and do not provide your broker, bank or other intermediary with specific voting instructions, then under the rules of the NYSE, your broker, bank or other intermediary may only vote on matters for which it has discretionary power to vote. If your broker, bank or other intermediary does not receive instructions from you on how to vote your shares and such holder does not have discretion to vote on the matter, then that holder will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares and your shares will not be voted on that matter.

Who will count the votes?

Representatives of Pier 1 Imports’ transfer agent, Computershare Inc., will tabulate the votes and act as inspector of election.

Is there a list of shareholders entitled to vote at the annual meeting?

The names of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 5:00 p.m., local time, at Pier 1 Imports’ corporate headquarters at 100 Pier 1 Place, Fort Worth, Texas 76102, by contacting Pier 1 Imports’ corporate secretary at (817) 252-8000.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum.

50	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

How are abstentions and “broker non-votes” counted in determining the presence of a quorum?

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other intermediary holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power to vote on that proposal and has not received voting instructions from the beneficial owner.

What are the voting requirements to elect the directors and to approve, or advise the board of directors with respect to, each of the proposals discussed in this proxy statement?

PROPOSAL	VOTE REQUIRED	DISCRETIONARY VOTING ALLOWED?

No. 1 – Election of Directors	Affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors	No

No. 2 – Advisory Approval of Executive Compensation	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	No

No. 3 – Ratification of Engagement of Ernst & Young LLP	Affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the matter	Yes

If you are a beneficial owner of shares, your broker, bank or other intermediary is entitled to vote your shares on the ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017, even if they, as the holder of record, do not receive voting instructions from you. If you are a beneficial owner, your broker, bank or other intermediary is not entitled to vote on the election of directors or on the non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers, absent voting instructions from you. Without your voting instructions, a broker non-vote will occur on these proposals.

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	51

QUESTIONS AND ANSWERS REGARDING THE PROXY STATEMENT AND ANNUAL MEETING

How are abstentions and “broker non-votes” counted in voting?

Election of Directors:

A “majority of the votes cast” means that the number of votes cast “For” a nominee for director exceeds the number of votes cast “Against” the nominee. Abstentions and broker non-votes are not considered as votes cast.

Other Proposals:

Broker non-votes will not be counted as a vote either “For” or “Against” PROPOSAL NO. 2 (non-binding, advisory resolution to approve the fiscal 2016 compensation of Pier 1 Imports’ named executive officers). An abstention will have the same effect as a vote “Against” PROPOSALS NO. 2 and NO. 3 (ratification of the engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017).

Could other matters be decided at the annual meeting?

As of the date Pier 1 Imports began to deliver the Notice, it did not know of any matters to be brought before the annual meeting other than those described in this proxy statement.

If you vote your shares over the Internet or by telephone, or you sign and return a proxy card or voting instruction form, and other matters are properly presented at the annual meeting for consideration, the proxies appointed by the board of directors (the persons named in your proxy card) will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

Pier 1 Imports has hired D.F. King & Co., Inc. to assist in soliciting proxies. Pier 1 Imports will pay all costs associated with the solicitation, including D.F. King’s fees, which are $12,000 plus expenses. In addition to solicitations by mail, Pier 1 Imports’ officers and employees may solicit proxies on behalf of Pier 1 Imports personally and by telephone or other means, for which they will receive no compensation beyond their normal compensation. Pier 1 Imports may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons, and it will reimburse them for their reasonable out-of-pocket and clerical expenses.

Do I need an admission ticket to attend the annual meeting?

You will need an admission ticket or proof of stock ownership to enter the annual meeting. If you are a shareholder of record, your admission ticket is the Notice mailed (or sent electronically) to you or the admission ticket attached to your proxy card if you elected to receive a paper copy of the proxy materials. If you plan to attend the annual meeting, please bring it with you to the annual meeting.

If you are a beneficial owner of shares and you plan to attend the annual meeting, you must present proof of your ownership of Pier 1 Imports common stock, such as a bank or brokerage account statement, to be admitted to the annual meeting.

Pier 1 Imports’ corporate headquarters is accessible to disabled persons and, upon request, it will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. To request either of these accommodations, please contact Pier 1 Imports’ Investor Relations Department on or before June 9, 2016. You may make your request by mail to Pier 1 Imports, Inc., Attn.: Investor Relations Department, 100 Pier 1 Place, Fort Worth, Texas 76102 or by telephone at (817) 252-7835 or toll-free at (888) 807-4371.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting. If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

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OTHER BUSINESS

Pier 1 Imports does not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote as described above under the question “Could other matters be decided at the annual meeting?”

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

To be included in the proxy statement relating to the 2017 annual meeting of shareholders, shareholder proposals made pursuant to SEC Rule 14a-8 must be received by Pier 1 Imports’ corporate secretary no later than 5:00 p.m., local time, January 12, 2017.

In order to bring a matter before the 2017 annual meeting of shareholders that is not contained in the proxy statement, a shareholder must comply with the shareholder criteria, advance notice, shareholder information and other provisions of Pier 1 Imports’ bylaws governing shareholders bringing matters before the annual meeting. Pier 1 Imports’ bylaws require that it receive written notice of the matter in proper form with the requisite materials and information no earlier than February 23, 2017, and no later than March 25, 2017. You may contact Pier 1 Imports’ corporate secretary to find out what specific information regarding the matter must be included with the advance notice.

YOUR VOTE IS IMPORTANT

You are encouraged to let Pier 1 Imports know your preferences by voting over the Internet or by telephone, or, should you request one, by completing and returning a proxy card or voting instruction form.

Michael A. Carter

Executive Vice President, Compliance and General Counsel, Secretary

May 12, 2016

PIER 1 IMPORTS, INC. | 2016 Proxy Statement	53

Driving Directions for the Pier 1 Imports, Inc.

Annual Meeting of Shareholders

Pier 1 Imports, Inc.’s Corporate Headquarters

at 10:00 a.m., local time

on June 23, 2016

Reminder: You must present your admission documents as described above under the question “Do I need an admission ticket to attend the annual meeting?” at the admissions table in order to attend the Pier 1 Imports, Inc. Annual Meeting of Shareholders. Doors will open at 9:00 a.m., local time.

Below are directions to Pier 1 Imports’ corporate headquarters located at 100 Pier 1 Place/100 Energy Way, Fort Worth, Texas from various locations in the surrounding area.

From DFW Airport:

•	Take the south exit from the airport.
•	After passing through the tollgate, take Hwy. 183 west to Fort Worth. Follow signs to Fort Worth.
•	Hwy. 183 will merge with Hwy. 121.
•	Stay on Hwy. 121 to downtown Fort Worth.
•	Take the Belknap exit.
•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.
•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From Downtown Dallas:

•	Take I-30 west from I-35E intersection.
•	After approximately 30 miles, take the Summit Ave. exit.
•	Turn RIGHT on Summit Ave. Continue for approximately 1⁄2 mile.
•	Turn LEFT on 5th Street.
•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

From North Dallas:

•	Take I-635 (LBJ Freeway) west to Hwy. 121.
•	Go south on Hwy. 121.
•	Follow signs to downtown Fort Worth.
•	Take the Belknap exit.
•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.
•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From West Fort Worth:

•	Take I-30 east.
•	Take the Summit Ave. exit and turn LEFT on Summit Ave. Continue for approximately 1⁄2 mile.
•	Turn LEFT on 5th Street.
•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

From North Fort Worth:

•	Take I-35W south.
•	Take the Belknap exit.
•	Belknap will split into Summit Ave. (left) and Forest Park Blvd. (right). Merge LEFT onto Summit Ave.
•	Go through the light and take an immediate RIGHT into Pier 1 Imports. Follow directions for parking.

From South Fort Worth:

•	Take I-35W north.
•	Take I-30 west.
•	Take the Summit Ave. exit.
•	Turn RIGHT on Summit Ave. Continue for approximately 1⁄2 mile.
•	Turn LEFT on 5th Street.
•	Turn RIGHT into Pier 1 Imports. Follow directions for parking.

Parking will be available on a first-come, first-served basis.

If you have any further questions about attending the meeting, please call Pier 1 Imports’ Investor Relations Department at (817) 252-7835 or toll-free at (888) 807-4371.

54	PIER 1 IMPORTS, INC. | 2016 Proxy Statement

100 Pier 1 Place

Fort Worth, Texas 76102

Admission Ticket on Reverse Side
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 22, 2016.
Vote by Internet
• Go to www.investorvote.com/PIR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

   • Call toll free 1-800-652-VOTE (8683) within the USA, US territories

     & Canada on a touch tone telephone.

   • Outside the USA, US territories & Canada call 1-781-575-2300.

   • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼	To vote by mail, mark, sign and date your proxy card and detach and return it in the enclosed envelope.	▼

A	Proposals — The Board of Directors recommends a vote “FOR” the election as a director of each of the nominees named in Proposal No. 1
	and a vote “FOR” Proposal Nos. 2 and 3.											+
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Claire H. Babrowski	☐	☐	☐	02 - Cheryl A. Bachelder	☐	☐	☐	03 - Hamish A. Dodds	☐	☐	☐

04 - Brendan L. Hoffman	☐	☐	☐	05 - Terry E. London	☐	☐	☐	06 - Cynthia P. McCague	☐	☐	☐

07 - Michael A. Peel	☐	☐	☐	08 - Ann M. Sardini	☐	☐	☐	09 - Alexander W. Smith	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	A non-binding, advisory resolution to approve the compensation of Pier 1 Imports’ named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement under the caption “Compensation.”	☐	☐	☐	3.	The ratification of the audit committee’s engagement of Ernst & Young LLP as Pier 1 Imports’ independent registered public accounting firm for fiscal 2017.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote, as described in the Proxy Statement, upon any other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ABOVE.

FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ON THE REVERSE SIDE OF THIS CARD.

¢		1 U P X P I R 1	+
	02C9XA		278385_Company_Blanks_Proxy_full_set/000002/000002/i

Admission Ticket

Pier 1 Imports, Inc.

2016 Annual Meeting of Shareholders

Thursday, June 23, 2016 at 10:00 a.m. local time

Pier 1 Imports, Inc. Corporate Headquarters

Mezzanine Level, Conference Center Room C

100 Pier 1 Place, Fort Worth, Texas 76102

If you plan to attend the meeting in person, please bring this ADMISSION TICKET with you to the meeting. Directions to Pier 1 Imports’ corporate headquarters are located on the last page of the Proxy Statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on June 23, 2016. You can view Pier 1 Imports, Inc.’s 2016 Annual Report, which includes Pier 1 Imports, Inc.’s Form 10-K for the fiscal year ended February 27, 2016, Notice of Annual Meeting, and 2016 Proxy Statement, on the Internet at: http://www.investorvote.com/PIR

 ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PIER 1 IMPORTS, INC. 100 Pier 1 Place, Fort Worth, Texas 76102 PROXY	+

The board of directors solicits this proxy for use at the Annual Meeting of Shareholders on June 23, 2016.

The shareholder whose signature appears on the reverse side of this proxy card hereby appoints TERRY E. LONDON, MICHAEL W. TANKERSLEY and MICHAEL A. CARTER, and any of them, proxy or proxies with full power of substitution and revocation as to each of them, to represent and to vote as set forth on this proxy card or as directed by telephone or Internet all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 25, 2016, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 23, 2016 at Pier 1 Imports, Inc. Corporate Headquarters, Mezzanine Level, Conference Center Room C, 100 Pier 1 Place, Fort Worth, Texas 76102, or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted “FOR” the election as a director of each of the nominees named in Proposal No. 1 and voted “FOR” Proposal Nos. 2 and 3. The proxies are authorized to vote, as described in the Proxy Statement, in their discretion, upon any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.

(Continued and to be marked, dated, and signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ON THE REVERSE SIDE OF THIS CARD.

¢	FOR ADDRESS CHANGES OR COMMENTS, PLEASE COMPLETE SECTION C ABOVE.	+